UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
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2022 PROXY STATEMENT

NorthWestern Energy

Delivering a Bright Future

This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the Board) of NorthWestern Corporation d/b/a NorthWestern Energy (NorthWestern, the company, we, us, or our) in connection with our 2022 Annual Meeting of Shareholders. See the Proxy Statement Glossary on the inside back cover for additional definitions used in the proxy statement.

IMPORTANT VOTING INFORMATION

If you owned shares of NorthWestern Corporation common stock at the close of business on February 28, 2022 (the Record Date), you are entitled to one vote per share upon each matter presented at the annual meeting of shareholders to be held virtually, on April 29, 2022. Shareholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

Your broker is not permitted to vote on your behalf for the election of directors and other matters to be considered at this shareholders meeting, except for the ratification of our appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank, or other financial institution before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

ASSISTANCE

If you have any questions about the proxy voting process, please contact the broker, bank, or other financial institution where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. You also may contact our Investor Relations Department by phone at (605) 978-2945 or by email at investor.relations@northwestern.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON April 29, 2022

The Notice of Annual Meeting, Proxy Statement, and 2021 Annual Report to
Shareholders are available on the internet at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING VIRTUALLY

Only shareholders of record or their legal proxy holders as of the record date or our invited guests may participate in the virtual annual meeting. If you wish to participate in the virtual annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need the 16-digit control number that can be found on your Annual Meeting Notice.

A replay of the Annual Meeting will be available on our website at NorthWesternEnergy.com under About Us / Investors / Presentations, Webcasts & Reports through April 29, 2023.

Notice of 2022 Annual Meeting and Proxy Statement

March 7, 2022

Dear Fellow NorthWestern Corporation Shareholder:

You are cordially invited to attend the 2022 Virtual Annual Meeting of Shareholders to be held on Friday, April 29, 2022, at 10:00 a.m. Mountain Daylight Time at www.virtualshareholdermeeting.com/NWE2022.

At the meeting, shareholders will be asked to elect the Board of Directors, to ratify the appointment of our independent registered public accounting firm for 2022, to hold an advisory “say-on-pay” vote on the compensation of our named executive officers and to transact any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.

YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote promptly via internet, telephone, or mail.

For details on how to access the virtual annual meeting, please see the information under the caption “Attending the Annual Meeting Virtually” in the proxy statement. If you are unable to attend our virtual annual meeting, a webcast will be available on our website at NorthWesternEnergy.com under About Us / Investors / Presentations, Webcasts & Reports, for one year after the meeting.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

Robert C. Rowe Chief Executive Officer
3010 West 69th Street|Sioux Falls, SD 57108 NorthWesternEnergy.com

Notice
2022 Annual Meeting of Shareholders
Shareholders owning NorthWestern Corporation common stock at the close of business on February 28, 2022, the record date, or their legal proxy holders, are entitled to vote at the virtual annual meeting. Only our shareholders, their legal proxy holders as of the record date, or our invited guests may participate in the annual meeting.

Meeting Date:	April 29, 2022
Meeting Time:	10:00 a.m. Mountain Daylight Time
Location:	www.virtualshareholdermeeting.com/NWE2022
Record Date:	February 28, 2022
Annual Meeting Business:
On or about March 7, 2022, we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the internet, or (2) a copy of our proxy statement, a proxy card, and our 2021 Annual Report.

		Board Recommendation
Proposal			Page
1	Election of Directors	FOR each director nominee	9
2	Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2022	FOR	11
3	Advisory Vote to Approve Named Executive Officer Compensation	FOR	13
By Order of the Board of Directors,

Timothy P. Olson
Corporate Secretary

3010 West 69th Street|Sioux Falls, SD 57108	NorthWesternEnergy.com

Proxy Summary Items of Business
Proposal				Board Recommendation	Page

1	Election of Directors			FOR each director nominee	9
2	Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2022			FOR	11
3	Advisory Vote to Approve Named Executive Officer Compensation			FOR	13

2021 Executive Pay Overview
Alignment of Pay with Shareholder and Customer Interests
Our executive pay program is designed to align the long-term interests of our executives, shareholders, and customers. Approximately 79 percent of the compensation of our CEO and about 63 percent of the compensation of our other named executive officers is at risk in the form of performance-based incentive awards. Our Board establishes the metrics and targets for these incentive awards, based upon advice from the Board’s independent compensation consultant. The 2021 performance metrics did not change from 2020. We also require our executives to retain meaningful ownership of our stock (from 2x to 6x their annual base salary). This compensation structure encourages our executives to focus on short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives. Our CEO to median employee pay ratio for 2021 was 28 to 1.

Executive Pay Components at a Glance
		Percent of Total Compensation
Component	Description	CEO	Other NEO Avg.	Changes in 2021
Base Salary Fixed, paid in cash	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	21%	36%	Named executive officers received the same 1.5 percent cost of living adjustment provided to employees; two named executive officers received additional increases related to promotions
Annual Cash Incentive Variable, paid in cash	Based on net income, safety, reliability, and customer satisfaction metrics and individual performance	21%	20%	Updated performance targets; target incentive increased for two named executive officers to reflect promotions
Long-Term Incentive Program Awards Variable, paid in equity	Based on earnings per share, return on average equity and relative total shareholder return performance over a three-year vesting period	46%	35%	Updated performance targets; target incentive increased for two named executive officers to align with market median and for two additional named executive officers to reflect promotions
Executive Retention / Retirement Program Awards Variable, paid in equity	Based on net income performance over a five-year vesting period; paid over five-year period following separation from service	12%	9%	Increased target opportunity for one named executive officer to align with market and for two named executive officers to reflect promotions

NorthWestern Energy | Proxy Statement | Page 2

Proxy Summary

Performance Against Incentive Targets
In 2021, we continued to manage our business through the challenges of the COVID-19 pandemic and increased our net income from 2020, while investing a record amount of capital and continuing strong employee safety and strong customer satisfaction. For the three-year period ending December 31, 2021, we achieved an average return on equity of 8.7 percent and a total shareholder return of 5.9 percent, while our EPS growth rate was negative 1.36 percent. Despite the challenges associated with the pandemic, we achieved target performance for our 2021 annual incentive awards, but we failed to achieve target for our long-term incentive awards, as reflected in the tables below.

2021 Annual Cash Incentive Outcome		2019 Long-Term Incentive Program Vesting
Financial (55%) – % of Target Achieved	112%	ROAE / Avg. EPS Growth – % of Target Achieved	90
Safety (15%) – % of Target Achieved	110%	Relative TSR – % of Target Achieved	55%
Reliability (15%) – % of Target Achieved	91%	Total Payout to Participants*	73%
Cust. Sat. (15%) – % of Target Achieved	94%
Total Funding	106%	* Each component weighted 50% for total payout

Shareholder Feedback on Executive Pay
At our 2021 virtual annual meeting, shareholders approved our 2020 named executive officer pay by 98.7 percent of the votes cast. In light of the overwhelming approval from our shareholders, we have not changed the overall structure of our named executive officer pay program for 2021. We continue to use the same executive pay components and operate within the parameters our shareholders previously approved.
ESG Sustainability
Over the past 100 years, we have maintained our commitment to provide our customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have an obligation to ensure sustainable long-term strategies and practices to meet today’s needs while preparing for tomorrow’s demands. Thus, we have responded to climate change, its implications, and risks by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done.
In 2021, we continued working together to deliver a bright future by maintaining our focus on environmental, social, and governance (ESG) sustainability. We supported our ESG efforts with a cross-functional committee of company leaders, chaired by our president and chief operating officer, to identify opportunities to effectively communicate our ESG story and transition to a cleaner energy future.
Our Board oversees our ESG sustainability efforts and initiatives and has designated responsibilities for various components of ESG to the Board’s Compensation, Governance, or Operations committees. On at least a quarterly basis, management informs the Board and its committees of our progress on various ESG initiatives that we believe are material to our business.
We have released publicly numerous ESG sustainability reports, together with other information on ESG issues relevant to NorthWestern, on our website via our Sustainability Portal at NorthWesternenergy.com/about-us/environmental-social-governance. As part of that Sustainability Portal, we publish our Key Sustainability Statistics Report, Environmental Stewardship Report, corporate policies addressing ESG-related matters, and various ESG reporting frameworks. Our website and these ESG reports and related website content are not incorporated by reference into this proxy statement.
We currently have several ESG initiatives underway, including:
•Environment. With our recent announcement, we have committed to Net Zero by 2050 for our Scope one and two electric and natural gas emissions. We believe we can achieve our emissions reduction commitment through incremental steps regarding a diverse and balanced generation portfolio; energy efficiency programs; grid and gas infrastructure modernization; electrification of fleet vehicles; our sustainable procurement committee; and other measures. During 2021, we mapped our

NorthWestern Energy | Proxy Statement | Page 3

Proxy Summary

ESG efforts to the Sustainability Accounting Standards Board (SASB) framework, and by the end of 2022, we anticipate addressing the expanded voluntary reporting framework regarding climate related information developed by the Taskforce on Climate-related Financial Disclosure (TCFD).
•Social. We care for our employees and communities. We continue to promote our safety culture and value the diversity of thought, background, culture, perspective, and experience our employees bring to our business. We provide challenging opportunities to accompany competitive and equitable compensation and benefits, while developing our future leaders and taking care of our retired employees. We partner with our communities to support charitable contributions and sustainable economic development in our service territories.
•Governance. Our governance practices are sound, as demonstrated by our ranking as the 5th best utility for governance practices by Moody’s Investor Service. Our Board is diverse from several perspectives and is led by an independent chair. Our dedication to strong governance is demonstrated through the descriptions of our governance practices in this proxy statement.

Oversight of ESG
Our Board has general oversight of our ESG initiatives and has delegated oversight responsibility with respect to certain ESG components to several of the Board’s Committees, as reflected formally in committee charters and depicted in the illustration below. During 2021, management presented, at least quarterly, to the Board or applicable Committee(s) regarding our ESG initiatives. For years, safety has been a standing agenda item at our Board and Committee meetings, and in 2021, ESG reporting and diversity, equity and inclusion efforts became additional standing agenda items. We anticipate that our Board and its committees will continue to take an active role as our ESG strategy, policies, programs, and public reporting evolve.
In addition to Board oversight of ESG matters, our executive team established in 2020 an internal, cross-functional ESG Committee, led by our president and chief operating officer, as a central coordinating body to facilitate our ESG strategy and reporting efforts. Our ESG Committee serves as a crucial central depository and coordinator of our company-wide ESG efforts.
The illustration below depicts how we oversee ESG issues at NorthWestern.

NorthWestern Energy | Proxy Statement | Page 4

Proxy Summary

ESG Reporting

Although we have been providing information about matters related to ESG for many years, it was not part of a formal or coordinated process until we established our internal ESG Committee in 2020. That committee centralized all aspects of reporting that could be considered to be related to ESG and, in 2021, finished a large disclosure project designed to gather ESG information, synthesize it into a publicly available report, and work with ESG ratings providers to ensure that the ratings we were receiving were based upon complete and accurate information. We focused on two providers during the first half of 2021 and improved our ratings as a result of those efforts.
Following that initial push, our committee expanded its efforts and published reports aligned with the ESG reporting requirements for SASB. Since September 2021, our reporting has been SASB compliant.
Recently, we issued our Net Zero by 2050 report and announced our commitment to transition to an even cleaner energy future with net zero carbon and methane emissions by 2050. The Net Zero by 2050 report summarizes the incremental steps we will take and the investments we have identified that will allow us to build upon the substantial progress we already have made and transition to an even cleaner energy future.  Implications of climate change mean we must continue to increase NorthWestern Energy’s environmental sustainability and create an even cleaner portfolio of electric and gas resources and infrastructure for our customers and communities. Net Zero by 2050 is achievable for our electric and natural gas business by responsibly taking incremental steps toward this goal and maintaining our commitment to reliable, affordable, environmentally sustainable service capable of meeting the needs of all customers.
On the heels of our Net Zero by 2050 report, our next target will be to address the TCFD reporting framework. Although we have not finalized our analysis concerning the TCFD framework, we anticipate completing this work by the end of 2022 and can offer our preliminary thoughts regarding the four pillars of TCFD.

TCFD Pillar	Recommended Disclosure	NorthWestern Response

Governance Disclose the organization’s governance around climate-related risks and opportunities.	Describe the board’s oversight of climate-related risks and opportunities.
The charters for our Board’s Compensation, Governance, and Operations Committees formalize the board’s oversight of ESG-related matters. The Governance Committee has primary oversight of ESG reporting and governance, the Operations Committee has specific oversight of environmental and other operational concerns, and the Compensation Committee oversees various human capital and social matters. In addition to the charters, our 2021 and 2022 proxy statements and our Net Zero by 2050 report discuss these oversight responsibilities.

Describe management’s role in assessing and managing climate-related risks and opportunities.
We established our internal and cross-functional ESG Committee to centralize and coordinate our sustainability efforts and improve public reporting of our efforts. Our committee is active with respect to ESG matters by developing and implementing initiatives and policies; communicating with employees, investors, and other stakeholders; and monitoring ESG developments so that we can continue to deliver a bright future. Our 2021 and 2022 proxy statements and our Net Zero by 2050 report discuss the ESG Committee, and our Sustainability Portal on our website displays the Committee’s work.

To learn more about our sustainability and ESG efforts, as well as the various reports mentioned in this ESG Reporting summary, please visit the Sustainability Portal which can be found on our public website and is located at NorthWesternenergy.com/about-us/environmental-social-governance. Our Net Zero by 2050 report is available at NorthWesternenergy.com/NetZero. Our website, the Sustainability Portal, the Net Zero by 2050 report, other reports mentioned in this ESG Sustainability summary, and related website content are not incorporated by reference into this proxy statement.

TCFD Pillar	Recommended Disclosure	NorthWestern Response

Strategy Disclose the actual and potential impacts of climate-related risks and opportunities on the organization’s businesses, strategy, and financial planning where such information is material.	Describe the climate-related risks and opportunities the organization has identified over the short, medium and long term.
Our Net Zero by 2050 report highlights that we, like the rest of the regulated energy industry, have been transitioning our generation portfolio to cleaner resources to reduce emissions. We have made considerable progress with that transition through the addition of owned and contracted carbon‑free resources and currently have a generation portfolio that is 56% carbon-free, significantly better than the electric industry’s 40% equivalent measure.

Describe the impact of climate-related risks and opportunities on the organization’s businesses, strategy, and financial planning.
As noted in our Net Zero by 2050 report, we see significant opportunity to continue to invest in assets to support our clean energy transition. However, legislative and regulatory support of this transition will be necessary to ensure recovery of new investment and appropriate treatment on recovery of our existing fossil fuel resources in the event these resources are retired in advance of their planned useful life.

Describe the resilience of the organization’s strategy, taking into consideration different climate-related scenarios, including a 2°C scenario.
The Electric Business portion of our Net Zero by 2050 report details our preliminary portfolio analysis and its alignment with the Paris Accord (2°C scenario). In summary, to help make informed resource planning decisions in line with the 2°C goal, NorthWestern has referenced two studies completed by the Electric Power Research Institute (EPRI) to assess scenarios and pathways for the 2°C goal as well as the 1.5°C goal. Our projected emissions reductions associated with our Net Zero by 2050 commitment appear to fall within the plausible 2°C high and low pathways. However, we will continue to assess these pathways as they are updated and our plans develop.

Risk Management Disclose how the organization identifies, assesses and manages climate-related risks.	Describe the organization’s processes for identifying and assessing climate-related risks.
We deploy a robust ERM program developed nearly 20 years ago. This program is overseen by an executive ERM committee that has identified wild fire as the largest climate-related risk we currently experience. Over the last decade, we have made significant investment to clear hazard trees in heavily forested areas, especially focusing on those areas infested with mountain pine beetles. Those areas often have standing dead trees that are at a much higher risk of falling into our transmission and distribution power lines and sparking fire. In addition, with warmer temperatures and reduced precipitation, we are experiencing longer fire seasons. Both forested and prairie grass fires pose a risk to us and our customers and communities. We continue to expand our fire mitigation activities to address these risks while also hardening our system against other physical and cyber related threats.

Describe the organization's processes for managing climate-related risks.

Describe how processes for identifying, assessing and managing climate-related risks are integrated into the organization's overall risk management.

NorthWestern Energy | Proxy Statement | Page 5

Proxy Summary

TCFD Pillar	Recommended Disclosure	NorthWestern Response

Metrics and Targets Disclose the metrics and targets used to assess and manage relevant climate-related risks and opportunities where such information is material.	Disclose the metrics used by the organization to assess climate-related risks and opportunities in line with its strategy and risk management process.
We utilize several different frameworks to disclose our climate related metrics, including the industry specific templates developed in collaboration with the Edison Electric Institute and the American Gas Association. These reports can be found on the Sustainability Portal on our website.

Disclose Scope 1, Scope 2, and, if appropriate, Scope 3 GHG emissions and the related risks.
While our Net Zero 2050 report announces a target that is specific to our Scope 1 and 2 emissions, we will continue to identify and assess our Scope 3 emissions. However, we currently believe there are too many complexities and variables outside our control to establish any Scope 3 targets at this time.

	Describe the targets used by the organization to manage climate-related risks and opportunities and performance against targets.	Our Net Zero by 2050 report describes the targets we are using to manage climate-related risks and opportunities and the incremental steps we will take as we transition to a cleaner energy future.

Environmental Sustainability

With our recent Net Zero by 2050 announcement, we committed to build upon the considerable progress we have already made with respect to our electricity portfolio and transition to an even cleaner energy future. Today,  our total portfolio of electric generation is approximately 56% carbon-free, which is higher than the national electric utility average of 40%, and our natural gas system has a leak per mile rate that also beats the industry average thanks to our investments in pipe infrastructure and leak detection capabilities. But more must be done.
During the last 10 years, nearly all the owned assets we have put into service are carbon‑free resources. In 2014, NorthWestern Energy bought Montana hydro facilities, adding 446 megawatts of clean generation to our portfolio. These facilities are the backbone of our generation fleet in that state. We built or bought more than

130 megawatts of wind facilities in both Montana and South Dakota. These clean resources have reduced our Scope 1 carbon emissions significantly over the last decade.
Implications of climate change mean we must continue to increase our environmental sustainability and create an even cleaner portfolio of electric and gas resources and communities. Net Zero by 2050 is achievable for our electric and natural gas business by responsibly taking incremental steps toward this goal and maintaining our commitment to reliable, affordable, environmentally sustainable service capable of meeting the needs of all customers.

NorthWestern Energy - 2021 Electric Portfolio

55.9% Carbon-Free Electricity Portfolio from Owned and Long-Term Contract Resources - Based on MWHs
U.S. Electric Utilities - 2020 Net Electric Generation

39.9% Carbon-Free U.S. Electric Utilities Net Generation - Based on MWHs
Source: EIA.gov Table 7.2b Electric Net Generation: U.S. Electric Power Sector - 2020

NorthWestern Energy | Proxy Statement | Page 6

Proxy Summary

Net Zero by 2050

Electric Operations	Carbon-Free Resources Continue transition to a carbon-free portfolio	Natural Gas Plants Gas plants needed to offset intermittency of renewable energy and will ultimately transition to peak load only	Fossil Fuel Transition Retire coal plants the earlier of depreciable life or when no longer cost effective

Natural Gas Operations	Pipeline Modernization Replace aging pipe and other infrastructure to minimize leaks	Enhanced Leak Detection Use technology to improve leak detection and expand plant emission monitoring	Development of Alternative Fuels Renewable natural gas and/or Hydrogen

Other Actions	Partner with customers on emissions reductions Enhance energy efficiency programs, expand green energy offering and develop other solutions for customers	Electric Vehicles Convert fleet to electric over time and develop infrastructure to support EVs	Carbon Offsets Utilize carbon offsets as necessary

Social Sustainability

We care for our employees, retirees and communities. We continue to promote our safety culture and value the diversity of thought, background, culture, perspective, and experience our employees bring to our business. We provide challenging opportunities to accompany competitive and equitable compensation and benefits, while developing our future leaders. This includes an integrated learning and performance management system that includes annual performance reviews that link goals and competencies together so that managers are able to provide a holistic view to employees in regards to their performance against goals as well as key competencies as they relate to their role in the organization. This process provides opportunities to develop and enhance skills and knowledge, and enables our employees to grow professionally and perform their duties in a safe and efficient manner. We partner with our communities, supporting charitable contributions and sustainable economic development in our service territories.

During 2021, we began a diversity, equity, and inclusion initiative that included unconscious bias training for our team of managers, and our Governance Committee made diversity, equity, and inclusion a standing agenda item at each of its meetings as it oversees our human capital efforts. We continue to maintain a diverse workforce, with an executive team that is 44% female and a board of directors that is 38% female and has one ethnically diverse member (13%). In addition, the equitable nature of our compensation practices has led to a low CEO to median employee ratio of 28 to 1.

Governance Sustainability

Our governance practices are sound, as demonstrated by our ranking as the 5th best utility for governance practices by Moody’s Investor Service. We have provided details concerning our governance practices in the Corporate Governance section of this proxy statement.

We have nominated eight individuals for election as director. Each of the nominees is independent, with the sole exception of our CEO, and currently serves on our Board. Last year, shareholders elected the eight director nominees by an average of 97 percent of the votes cast. Our Board is diverse from several perspectives and is led by an independent chair. Likewise, our four Board committees – Audit, Compensation, Governance, and Operations – are chaired by and composed entirely of independent directors.

NorthWestern Energy | Proxy Statement | Page 7

Proxy Summary
Items of Business to be Considered at the Annual Meeting

Proposal No. 1 Election of Directors

The Board of Directors recommends you vote “FOR” each of the eight director nominees.
Our Board is nominating eight people for election as directors at the annual meeting. All of the nominees currently serve as a director of our Board. Elected directors will serve for one year, until the next annual meeting of shareholders (or until a successor is able to serve). Our nominees are listed below, and we provide additional background information and individual qualifications for each nominee in the Corporate Governance—Individual Directors section of this proxy statement, beginning on page 50.
Unless you specifically withhold your authority to vote for the election of directors, the persons named in the accompanying proxy intend to vote “FOR” the election of each of the director nominees.

	Name Occupation	Independent	Age	Director Since	Committee Membership
	Anthony T. Clark Senior Advisor, Wilkinson Barker Knauer, LLP; former Commissioner, FERC and NDPSC (and Chair)	Yes	50	2016	Comp.; Gov.
	Dana J. Dykhouse CEO, First PREMIER Bank	Yes	65	2009	Independent Board Chair
	Jan R. Horsfall Managing Partner, Red Surfboard, LLC	Yes	61	2015	Operations (Chair); Audit
	Britt E. Ide President, Ide Energy & Strategy	Yes	50	2017	Comp.; Gov.
	Robert C. Rowe Chief Executive Officer, NorthWestern Energy	No	66	2008	N/A
	Linda G. Sullivan Retired Executive Vice President and CFO, American Water	Yes	58	2017	Audit (Chair); Operations
	Mahvash Yazdi President, Feasible Management Consulting	Yes	70	2019	Comp. (Chair); Operations
	Jeffrey W. Yingling Partner, Energy Capital Ventures	Yes	62	2019	Audit; Gov. (chair)

				(continued on next page)
NorthWestern Energy | Proxy Statement | Page 8

All nominees have advised the Board that they are able and willing to serve as directors. If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than eight nominees.
Board Nomination Process

Our Board values the diversity of its members. When selecting this slate of nominees, our Board concluded these nominees will provide insight from a number of perspectives based on their diversity with respect to gender, age, ethnicity, skills and background, as well as location of residence. We believe these varied perspectives expand the Board’s ability to provide relevant guidance to our business.

Our Board also concluded that these individuals bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a broad collective skill set which is advantageous to the Board’s oversight of our company. While the industry-specific expertise possessed by certain of the nominees is essential, we also will benefit from the viewpoints of directors with expertise outside our industry.

Over the past several years, our Governance Committee has led our Board through a director succession planning process to allow for a smooth and gradual transition from our longer tenured directors while preserving the culture of the Board. The process reviews individual skill sets and tenures of current members and considered additional skills that could be beneficial for the Board in the future, with a particular focus on company strategy, emerging risks, and a diversity of perspectives.

Our Board recommends a vote “FOR” election of each of the nominees.
Vote Required

Directors will be elected by a favorable vote of a plurality of the shares of voting stock present at the virtual annual meeting or by proxy and entitled to vote, at the virtual annual meeting or by proxy, at the virtual annual meeting. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for purposes of determining whether a quorum is present. Shareholders do not have the right to cumulate their vote for directors. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of votes; however, under our Majority Plus Resignation Vote Policy described on page 55 of this proxy statement, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his or her resignation under the procedures in the policy.

Board Diversity

NorthWestern Energy | Proxy Statement | Page 9

Items of Business

Proposal No. 2 Ratification of Deloitte & Touche LLP, as Independent Registered Public Accounting Firm for 2022

The Board of Directors recommends you vote “FOR” the ratification of Deloitte as our independent accounting firm for 2022.
Our Audit Committee oversees the integrity of our accounting, financial reporting and auditing processes. To assist with those responsibilities, the committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for 2022. The Board is asking you to ratify the committee’s decision at the annual meeting.
The Board values your input on the committee’s appointment of Deloitte, but approval by shareholders is not required by law. If shareholders do not ratify the appointment of Deloitte, the committee will reconsider its selection. Regardless of the voting result, the committee may appoint a new firm at any time if the committee believes a change would be in the best interests of the company and its shareholders.
Deloitte representatives will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Description of Fees
The table below presents a summary of the fees Deloitte billed us for professional services for the fiscal years ended December 31, 2020 and 2021.

	Fee Category	2020 Fees ($)	2021 Fees ($)
	Audit fees	1,324,144	1,339,144
	Audit-related fees	—	199,300
	Tax fees	108,018	104,733
	All other fees	—	—
	Total fees	1,432,162	1,643,177

Audit fees are fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting, review of the interim financial statements included in quarterly reports, services in connection with debt and equity securities offerings, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For 2021, this amount includes estimated billings for the completion of the 2021 audit, which Deloitte rendered after year-end.
Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The 2021 audit-related fees concerned Deloitte’s review of the company’s registration statements (and preparation of comfort letters) and our use of certain Deloitte research tools.

			(continued on next page)
NorthWestern Energy | Proxy Statement | Page 10

Items of Business

Tax fees are fees billed for tax compliance, tax advice and tax planning.
All other fees are fees for products and services other than the services reported above. In fiscal years 2020 and 2021, there were no other fees.
Pre-approval Policies and Procedures
SEC rules require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related, tax, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent public accountants for additional services not contemplated in the pre-approved budget. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent public accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Pursuant to the provisions of the Audit Committee Charter, before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve such engagement. For 2021, the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority) pre-approved 100 percent of the audit and tax fees.

Leased Employees
In connection with their audit of our 2021 annual financial statements, more than 50 percent of Deloitte’s work was performed by full-time, permanent employees of Deloitte.
Vote Required
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present online at the virtual annual meeting or represented by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2022. If voting instructions are not provided, brokers may vote a client’s proxy in their own discretion on this proposal, as it is considered a “routine” matter. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern Corporation for the fiscal year ending December 31, 2022.

NorthWestern Energy | Proxy Statement | Page 11

Items of Business

Proposal No. 3 Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors recommends you vote “FOR” the resolution approving named executive officer compensation.
We would like your input as to how we pay our named executive officers, as required by Section 14A of the Exchange Act, through an advisory vote to approve named executive officer compensation (or a say-on-pay vote). Your vote will provide insight and guidance to us and our Board regarding your sentiment about our executive pay philosophy, policies and practices, as described in this proxy statement. Our Board will consider the guidance received by the say-on-pay vote when determining executive pay for the remainder of 2022 and beyond. We ask you to support our executive pay and vote in favor of the say-on-pay resolution.

Last year, through the say-on-pay vote, 98.7 percent of the votes cast approved how we pay our named executive officers. In fact, since our first say-on-pay vote in 2011, at least 94 percent of the votes cast have approved our executive pay each year.
We view your voting guidance over the years as strong support for the way we pay our executives. Thus, in 2021, we left intact the executive pay program you previously approved and continued to use the same four components: base salary, annual cash incentive awards, long-term incentive awards, and retention/retirement awards. We did not change the design of these components. In fact, the only changes for 2021 from the 2020 program you approved, were (1) 1.5 percent base salary increases (the same increase available to some employees) and (2) additional increases to certain executives’ target incentives either to align with the market or to reflect increased responsibilities following their promotions.

If you would like additional information on our executive pay program, we have provided a more detailed discussion in the Compensation Discussion and Analysis section, or CD&A, starting on page 14 of this proxy statement, and the 2021 Executive Pay section, starting on page 36.

Our Human Resources Committee, or Compensation Committee, and our Board believe the company’s overall executive pay program is structured to reflect a strong pay-for-performance philosophy and aligns the long-term interests of our executives and our shareholders. Accordingly, the Board recommends that shareholders approve our executive pay program by voting “FOR” the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers (as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the company’s 2022 proxy statement) is hereby APPROVED.
This advisory vote to approve named executive officer pay is not binding on the company. However, we and our Board will take into account the result of the vote when determining future executive pay arrangements.

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Items of Business

Vote Required
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present at the virtual annual meeting or represented by proxy and entitled to vote thereon is required to approve the say-on-pay resolution set forth above. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting online at the virtual annual meeting – will have no effect on the outcome of the voting on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve, on an advisory basis, the pay of the company’s named executive officers, as set forth in the company’s 2022 proxy statement.

Executive Pay
Compensation Discussion and Analysis
The Compensation Discussion and Analysis explains how we pay our executives and how the Compensation Committee of our Board oversees executive pay, including the rationale and processes the Committee used to set executive pay in 2021. The CD&A summarizes the objectives and specific elements of our 2021 pay program, including cash, stock, and post-termination compensation. The CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow it.
This CD&A is organized into the following sections:
NorthWestern Energy | Proxy Statement | Page 13

Items of Business
Executive Summary
2021 Results
In 2021, we continued to face a number of challenges due to the COVID-19 pandemic that required us to efficiently manage our business to achieve operational success. We worked safely and achieved some of our highest ever customer satisfaction ratings, all while providing customers with reliable service. In addition, we had a record year of capital investment in the infrastructure and technology that reliably serves our customers, made a seamless migration to the Western Energy Imbalance Market, and significantly increased the quality and quantity of our environmental, social and governance practices and disclosures. However, our shareholder return trailed our 2021 peer group average and we ranked 9th of our 13-member peer group. Meanwhile, our earnings per share were in line with our initial announced expectations, and our net income exceeded our target.

2021 Basic Earnings Per Share Our basic EPS increased 17.6 percent to $3.61 in 2021 from $3.07 in 2020.	Total Shareholder Return Our TSR was 8.0 percent for the three-year period ending December 31, 2021, ranking 9th of our 2021 peer group (18.4 percent average).	Dividend Yield Our dividend of $2.48 per share provided a dividend yield of 4.3 percent based on our stock price at the end of 2021.

Safety In 2021, we worked safely, with lost time incident rate better than target and total recordable incident rate near target.	Reliability The reliability of our electric system was below target, while the reliability of our natural gas system was better than target.	Customer Service JD Power results continued to show strong customer satisfaction levels.

The overall pay our named executive officers received in 2020 is in the bottom half of our 2021 peer group, which is identified on page 20 of this proxy statement. 2020 is the most recent year for which peer group executive compensation is publicly available for our peers. Based on such 2020 compensation data:
•Our named executive officers had an average compensation per named executive officer that was less than all but four of the other 12 companies in our 2021 peer group ($1.35 million for us versus $1.64 million for the peer median) (excluding changes in pension value); and
•Our CEO’s total compensation was approximately 79 percent of the median total compensation (excluding change in pension value) of the CEOs in our 2021 peer group.

Named Executive Officers in 2021
Robert C. Rowe	Crystal D. Lail
Chief Executive Officer	Vice President and Chief Financial Officer
Brian B. Bird	Curtis T. Pohl
President and Chief Operating Officer (former Chief Financial Officer)	Vice President - Distribution
Heather H. Grahame	Bobbi L. Schroeppel
General Counsel and Vice President - Regulatory & Federal Gov't Affairs	Vice President - Customer Care, Communications and HR

We consider our executive pay program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for their role in achieving strong financial and operational performance. Based on our performance and our compensation outcomes, we are requesting your support of Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation.
NorthWestern Energy | Proxy Statement | Page 14

Compensation Discussion and Analysis

Our overarching philosophy is that we should structure executive pay to be consistent with our peers and to align the long-term interests of our executives, shareholders, and customers so the pay appropriately reflects performance in achieving financial and non-financial operating objectives. To live up to this philosophy, we believe that a significant portion of an executive’s pay should be at risk in the form of performance-based incentive awards that are only paid if the individual and company performance targets are met.
Our executive pay program is designed to:
•Attract and retain a high-quality executive team by providing competitive pay and benefits that reflect our financial operational size;
•Reward executives for both individual and company performance (based on financial, reliability, customer care, and safety metrics) through performance-based, at-risk pay; and
•Maximize long-term shareholder value by emphasizing financial performance, reliability, safety, and customer satisfaction.

Our Pay Practices

Our executive pay program accomplishes our goals by incorporating certain pay practices while avoiding other, more problematic or controversial practices.

What We Do
•Place a significant portion of executive pay at risk by granting incentive awards that are paid, if earned, based on continuing annual and long-term individual and company performance.
•Utilize multiple performance metrics for long-term incentive awards that align executive and shareholder interests.
•Target executive pay around the median of our peers, while also considering trade area economics, turn-over, tenure, experience, and other factors.

What We Don’t Do
•Use employment or golden parachute agreements.

•Provide change in control payments exceeding three times base salary and target bonus. Our only change in control provision appears in our Equity Compensation Plan and provides for the immediate vesting or cash payment of any unvested equity awards upon a change in control.

•Grant stock options. No stock options are currently outstanding, and none have been issued under our Equity Compensation Plan.
•Allow option repricing or liberal share recycling. These practices are expressly prohibited under our Equity Compensation Plan.
•Promise multi-year guarantees for salary increases.
•Provide perquisites for executives that differ materially from those available to employees generally.

•Maintain a non-performance-based top hat plan or separate retirement plan available only to our executive officers. We do maintain a performance-based executive retirement / retention program, with five-year cliff vesting and a five-year payout period after the recipient’s separation from service.

•Pay tax gross-ups to our executives.
•Pay dividends or dividend equivalents on unvested performance shares or units.
•Allow our executives or directors to hedge company securities.

Pay Package
For 2021, our executive pay package included the same components as in 2020 — base salary, annual cash incentive award, and two long-term stock incentive awards. All incentive awards (cash and stock; annual and long-term) were performance-based. Unlike many of our peers, we do not offer a non-performance-based supplemental executive retirement plan.

NorthWestern Energy | Proxy Statement | Page 15

Compensation Discussion and Analysis
The table below provides a high level summary of our 2021 executive pay package. Please see the Pay Components section later in this CD&A for a more detailed summary of how we pay our executives.

Component	Description	Why we include this component	How we determine amount	Decisions for 2021	Reason for Change
Base Salary	Short-term fixed cash compensation	Provide a base level of compensation for executive talent	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Executives received the same 1.5 percent increase provided to employees generally, and two named executive officers received an additional increase to reflect promotions	Remain market competitive and provide cost of living adjustment and reflect increased responsibilities
Annual Cash Incentive	Short-term variable cash compensation, based on corporate performance against annually established metrics (financial, safety, reliability, and customer satisfaction) and individual performance	Motivate employees to meet and exceed annual company objectives that are part of our strategic plan	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Updated performance targets; increased incentive target for two named executive officers to reflect promotions	Reflect increased responsibilities
Performance Unit Awards under Long-Term Incentive Program (LTIP)	Long-term variable, equity compensation, paid following three-year vesting period if financial performance metrics (EPS, ROAE, and TSR) are achieved	Provide market-competitive, performance-based compensation opportunities while aligning interests of executives and shareholders	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Updated performance targets; increased incentive target for two named executive officers to align with market and for two named executive officers to reflect promotions	Reflect increased responsibilities
Restricted Share Grants under Executive Retention / Retirement Program (ERRP)	Long-term variable, equity compensation, with corporate performance metrics over a five-year vesting period; paid over five-year period following separation from service	In lieu of a non-performance based supplemental retirement benefit, provide market-competitive, performance-based compensation opportunity that aligns interests of executives and shareholders, while encouraging retention and the continuity of our strategic plan	Peer group and competitive survey data and judgment on internal equity of positions and scope of responsibilities, as well as an assessment of the strategic value of each position	Increased target opportunity for one named executive officer to align with market and for two named executive officers to reflect promotions	Remain market competitive and reflect increased responsibilities
Pay for Performance
Our Compensation Committee has designed our pay program to align pay with performance. Our executives are rewarded for providing value to shareholders and for performing relative to our 2021 peer group, which is identified on page 20 of this proxy statement.
Value Provided to Shareholders
Over the past three years, we have provided value to our shareholders, with total shareholder return, or TSR, of 5.9 percent (as calculated as required by our LTIP) and return on average equity of 8.7 percent. However, due in part to the continued challenges in 2021 associated with the COVID-19 pandemic, our average EPS growth over the past three years was negative, decreasing 1.36 percent.
The results we achieved for our shareholders are consistent with the results obtained under our incentive plans. With respect to our annual cash incentive plan for 2021, we exceeded our operational targets. Our customer satisfaction results remained at a high level, while our safety performance was near our all-time high, and reliability was at target. Additionally, our financial target exceeded the plan with net income at 111.9 percent of target. As a result, due to our operational successes, the Board funded our annual cash incentive plan at 106.0 percent of target for 2021. More details are provided in the annual cash incentive plan discussion in this proxy statement.

NorthWestern Energy | Proxy Statement | Page 16

Compensation Discussion and Analysis

The grants of long-term performance units that were made in 2019 pursuant to the LTIP vested on December 31, 2021. The performance measures associated with those grants were measured over a three-year vesting period and were tied to EPS growth, ROAE, and TSR. The company had mixed results over the three-year vesting period with respect to the LTIP metrics, attaining negative 1.4 percent average EPS growth, 8.7 percent ROAE, and 5.9 percent TSR (9th highest of our 13-member 2019 peer group when calculated as required by the LTIP). Based on these results, we failed to achieve our LTIP targets, and the LTIP awards paid out at 72.7 percent of target.
The chart below shows the total return on an investment made over that same three-year vesting period and highlights our stock price performance as compared to the S&P 500 and our 2021 peer group. The chart below shows our TSR of 8.0 percent, assuming reinvestment of dividends. However, the calculation required by the 2019 LTIP results in a TSR of 5.9 percent for the same period. The difference in these TSRs is the method of calculation required by the terms of our LTIP award agreement, which uses a 20-day average stock price at the beginning and end of the performance period and does not assume reinvestment of dividends.

THREE-YEAR TSR

The charts below provide another depiction of pay for performance and the value we provide to shareholders by illustrating the directional relationship between the compensation of our CEO and company performance over a five-year period based on the three performance metrics utilized in our LTIP performance units.

5-YEAR CEO PAY ALIGNMENT
VS. BASIC EPS	VS. ROAE	VS. CUMULATIVE TSR

EPS reflects diluted earnings per average share of our common stock. TSR illustrates the growth of $100 invested in our common stock on December 31, 2016, assuming reinvestment of dividends. CEO Compensation is total compensation (excluding change in pension value) as published in the proxy statement Summary Compensation Table.

NorthWestern Energy | Proxy Statement | Page 17

Compensation Discussion and Analysis
Performance Relative to Our Peers
Relative to our 2021 peers, our CEO pay is highly aligned with performance. For the three-year period ending December 31, 2021, our 8.0 percent TSR ranked 9th in our 13-member 2021 peer group (according to S&P Global Market Intelligence and assuming reinvestment of dividends), while our CEO’s compensation also was the ninth highest of our 2021 peer group (based on the three most recently available years of compensation data as disclosed in the proxy statement summary compensation tables of our peers). In addition, the aggregate compensation provided to our named executive officers and the pay multiple of our CEO to the second highest paid named executive officer both trail the median of our 2021 peer group.
The pay-for-performance charts and tables below reflect relative values for CEO pay and TSR that are expressed as a percentile of the range between the highest and lowest values. The charts and tables demonstrate our strong CEO pay for performance alignment over the past three years. Our CEO is generally being compensated at a lower level than the CEOs of most of our 2021 peers.
Data points within the shaded pay-for-performance alignment band reflect an alignment of pay and performance. Data points to the left and above the band suggest lower pay for higher performance; while those to the right and below the band suggest higher pay for lower performance.

CEO PAY FOR PERFORMANCE VS. 2021 PEERS
1-YEAR	3-YEAR

Relative 1-Year CEO Pay*		Relative 1-Year TSR*		Relative 3-Year CEO Pay*		Relative 3-Year TSR*
PNM Resources Inc.	100%	Otter Tail Corporation	100%	PNM Resources Inc.	100%	Otter Tail Corporation	100%
OGE Energy Corp.	45%	Portland General Electric	41%	OGE Energy Corp.	84%	MGE Energy Inc.	82%
Black Hills Corporation	35%	OGE Energy Corp.	39%	IDACORP, Inc.	60%	IDACORP, Inc.	63%
Spire Inc.	35%	IDACORP, Inc.	33%	Spire Inc.	55%	Portland General Electric	56%
Otter Tail Corporation	33%	MGE Energy Inc.	31%	Black Hills Corporation	52%	Black Hills Corporation	50%
ONE Gas Inc.	33%	Black Hills Corporation	29%	ONE Gas Inc.	51%	PNM Resources Inc.	45%
IDACORP, Inc.	30%	ALLETE, Inc.	19%	Portland General Electric	44%	Avista Corp.	34%
Portland General Electric	25%	Avista Corp.	18%	Otter Tail Corporation	41%	OGE Energy Corp.	33%
NorthWestern Energy	19%	Northwest Natural Holding	18%	NorthWestern Energy	35%	NorthWestern Energy	27%
Northwest Natural Holding	17%	Spire Inc.	12%	Avista Corp.	28%	ONE Gas Inc.	24%
Avista Corp.	16%	ONE Gas Inc.	10%	Northwest Natural Holding	27%	Spire Inc.	13%
ALLETE, Inc.	3%	NorthWestern Energy	7%	ALLETE, Inc.	20%	ALLETE, Inc.	11%
MGE Energy Inc.	—%	PNM Resources Inc.	—%	MGE Energy Inc.	—%	Northwest Natural Holding	—%

*Relative CEO pay and relative TSR are expressed as a percentile of the range between the highest and lowest values of actual CEO pay and actual TSR.
Source: CEO Pay for the one-year period is the 2020 total compensation and for the three-year period is the 2018-2020 total compensation, as published in the 2019, 2020, and 2021 proxy statement Summary Compensation Tables for each respective company. We have excluded any change in pension value from the total compensation calculation because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. Total Shareholder Return is from S&P Global Market Intelligence for the one- and three-year periods ended December 31, 2021, and assumes reinvestment of dividends.

NorthWestern Energy | Proxy Statement | Page 18

Compensation Discussion and Analysis

As with our CEO’s total compensation package, the total compensation provided to our other named executive officers relative to our peers demonstrates a strong pay-for-performance alignment for our shareholders. As shown in the charts below, our named executive officer group lags the median total compensation provided to our 2021 peer group named executive officers. The summary also depicts that the multiple of our CEO’s compensation compared with our next most highly compensated named executive officer lags our 2021 peer group median.

NAMED EXECUTIVE OFFICER PAY VS. 2021 PEERS	PAY MULTIPLE OF CEO TO SECOND HIGHEST PAID NAMED EXECUTIVE OFFICER

2.19x
2.48x
2.29x
2.29x
2.33x
2.36x
2.27x
2.42x
2.25x
2.48x
2016
2017
2018
2019
2020
NWE Multiple
Median Peer Multiple

Source: Total compensation (excluding change in pension value) as published in the proxy statement summary compensation table for each respective company. We excluded change in pension value because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors.

Our 2021 Peer Group
Our Compensation Committee (a) selects the members of our peer group and periodically examines whether peers continue to meet the criteria for inclusion described below, and (b) uses our peer group for both compensation and performance benchmarking. As part of the peer group selection process, the Compensation Committee receives advice from its independent compensation consultant to create a peer group that includes companies that: (1) maintain a regulated utility industry perspective which emphasizes operational excellence and customer satisfaction as a means to create shareholder value; (2) reflect our labor market for key executive talent and are part of high-cost geographic areas; and (3) have similar revenue, market capitalization and return-based measures of performance.
For 2021, based on these criteria and the advice of its independent compensation consultant, our Compensation Committee did not make any changes to our peer group from 2020.

2021 Peer Group

ALLETE, Inc. (ALE)
Avista Corporation (AVA)
Black Hills Corporation (BKH)
IDACORP, Inc. (IDA)
MGE Energy Inc. (MGEE)
NorthWestern Energy (NWE)
Northwest Natural Holding Co. (NWN)
OGE Energy Corp. (OGE)
ONE Gas Inc. (OGS)
Otter Tail Corporation (OTTR)
PNM Resources Inc. (PNM)
Portland General Electric Company (POR)
Spire Inc. (SR)
Market Capitalization (1)	Revenue (2)

(1) Market capitalization range of our peer group as of February 3, 2022
(2) Range of publicly available trailing twelve months total revenues for our peer group as of February 3, 2022.

NorthWestern Energy | Proxy Statement | Page 19

Compensation Discussion and Analysis
Say-on-Pay Results
At our annual meeting in 2021, our shareholders continued to show strong support of our executive pay program, with 98.7 percent of the votes approving the say-on-pay resolution.
Those 2021 voting results occurred after the Compensation Committee took action to approve 2021 pay. Nevertheless, the Compensation Committee and the Board reviewed that feedback from shareholders when establishing executive pay for 2022. The Compensation Committee believes the results from our 2021 annual meeting affirm our shareholders’ continuing support of the company’s approach to executive pay. Thus, the Compensation Committee made no substantive changes to executive pay for 2022.
How We Set Pay
Compensation Committee
The Compensation Committee, composed entirely of independent directors, is responsible for the oversight of:
•Pay, benefits, and other employment matters for executives;
•Stock-based pay plans for employees;
•The election and appointment of executive officers and other corporate officers;
•CEO performance; and
•Director pay.
The Compensation Committee considers several factors when it sets executive pay — all of which ultimately influence our executive pay program.

Align Interests. Provide pay that aligns management (and employee) interests with those of shareholders and customers.	Peer Comparison. Establish overall pay approximating the median of our peer group and applicable position comparisons.	Attract Talent. Set pay that will attract talent from both within and outside the utility industry.

Economic Circumstances. Set pay based on economic circumstances, including turnover and retention considerations.	Pay for Performance. Tie all components of incentive pay to the company’s short-and long-term financial and operational performance.	No Executive Perks. Executives participate in same benefits plans available to all non‑union employees, with no additional perquisites, other than executive physicals.

Our Compensation Committee has the authority to delegate certain responsibilities and has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Independent Compensation Consultant
To help determine executive pay, the Compensation Committee retains an independent pay consultant, Willis Towers Watson, for advice regarding the general competitive landscape and trends in executive and director pay. While the Compensation Committee meets with the consultant from time to time, the chair of the Compensation Committee also communicates directly with the consultant in between Committee meetings. The consultant advises the Committee on several matters including (1) competitive analysis (including in relation to our 2021 peer group), (2) incentive plan design, (3) updates on trends in executive and director compensation, (4) peer group composition, and (5) other compensation-related matters as requested by the Committee.

NorthWestern Energy | Proxy Statement | Page 20

Compensation Discussion and Analysis

Decision-Making Process and Role of Executive Officers
The Compensation Committee works with Willis Towers Watson to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for all of our executives, paying particular attention to applicable comparisons with our 2021 peer group. When making comparisons to the peer group, the Compensation Committee seeks to establish compensation levels that approximate the median of our peer group. After determining appropriate levels, the Compensation Committee recommends both CEO and executive officer pay to the Board for approval. The CEO is not a member of the Compensation Committee and does not vote on Board matters concerning executive pay.
With respect to our CEO’s pay, the Compensation Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his pay based on his individual performance and the company’s performance. The Compensation Committee then considers our CEO’s preference: having a larger percentage of his pay be at risk in the form of performance-based compensation and his overall pay to be below the median of his peers.
For the other executive officers, the CEO and CFO make recommendations to the Compensation Committee for all elements of pay based on individual performance, market data from our peer group and published survey data. The Compensation Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.
The diagram below summarizes the Compensation Committee’s annual process for setting executive pay, which begins in July and concludes the following February.

July Review and discuss timeline for setting executive pay	October Review materials from independent compensation consultant:
•Executive pay overview •Peer compensation analysis •Preliminary design of annual and long-term incentive opportunities

December Evaluate overall executive pay program:	February Finalize executive pay:
•Review preliminary five-year financial plan •Approve upcoming annual incentive plan grants •Review proposed long-term incentive grants •Approve annual executive retention / retirement grants
•Review final five-year financial plan
•Approve executive pay
•Approve long-term incentive program grants
•Review performance metrics results for prior year and approve payouts for current annual incentive plan and vesting of long-term incentive program

At each of its regularly scheduled meetings throughout the year, the Compensation Committee reviews the company’s performance under all outstanding annual and long-term incentive plans.
Targeted Pay and Competitive Analysis
Pay Philosophy
We target base salary, annual cash incentive awards, and long-term equity grants, as well as total pay, to be market competitive for our executive officers. Our Compensation Committee believes that the best proxy to determine market competitiveness of pay is the median of our peer group, including individual pay components, as well as total pay. However, because comparative data is one of several tools that is used in determining executive officer compensation, competitiveness of compensation may fluctuate based on a number of factors, including:
•The level of achievement of our pre-established performance goals;
•Our TSR compared against our peer group;

NorthWestern Energy | Proxy Statement | Page 21

Compensation Discussion and Analysis
•Individual performance and scope of job responsibilities;
•Internal equity considerations;
•Market competitiveness and internal executive turnover; and
•The executive’s industry and position experience and tenure.
To align the long-term interests of our executives, shareholders, and customers, our Compensation Committee uses performance-based incentive awards to place a significant component of each executive’s pay at risk. According to our Compensation Committee’s independent compensation consultant, our relative TSR performance metric that is part of our long-term incentive program is set at a higher level, and is more difficult to achieve, than our peers. This structure encourages our executives to focus on both short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives.
The target pay mix for our named executive officers generally changed slightly in 2021 from 2020 to increase the amount of at-risk pay. As part of the overall 2021 pay package, our Compensation Committee increased (a) the base salary for two named executive officers to reflect their promotions to more senior positions, (b) the base salary for all named executive officer by the same percentage increase given to all employees, generally, and (c) increased target incentives for certain named executive officers under our annual incentive plan, long term incentive plan, and executive retention and retirement program to either align with the market or reflect promotions. In light of these changes, in 2021 at-risk pay increased to 69 percent (from 68 percent in 2020) of target pay for our named executive officers.
For our CEO, approximately 79 percent of the overall targeted pay in 2021 (base salary plus targeted annual and long-term incentives) relates to performance-based incentive awards. For our named executive officers other than the CEO, that percentage averages 63 percent. The charts below depict the target total pay mix for our CEO and the average of our other named executive officers.

CEO PAY MIX	OTHER NAMED EXECUTIVE OFFICER AVERAGE PAY MIX

SHORT-TERM INCENTIVES
LONG-TERM INCENTIVES
21%
Base Salary
Long-Term Incentive Program
46%
2021
21%
Annual Cash Incentive
Executive Retirement / Retention Program
12%
PERFORMANCE-BASED COMPENSATION

SHORT-TERM INCENTIVES
LONG-TERM INCENTIVES
Base Salary
37%
2021
Long-Term Incentive Program
34%
Executive Retirement / Retention Program
9%
Annual Cash Incentive
20%
PERFORMANCE-BASED COMPENSATION

Charts represent target level for each component of compensation.
Independent Compensation Consultant Data and Analysis
As a component of the Compensation Committee’s review of executive pay, Willis Towers Watson provides an analysis of the pay levels of our peer group, as well as published survey data that focuses on the energy and utility industry, which is size-adjusted based on our revenues for appropriate market comparison. In 2021, the published survey data included the Willis Towers Watson Compensation DataBank, William M. Mercer’s Executive Benchmark Database and Willis Towers Watson Survey Report on Top Management Compensation. The 2021 peer group data is a primary basis for setting pay for our CEO and CFO because these positions are common among our peers. Both the peer group and survey data are analyzed and considered in setting pay levels for the remaining named executive officers because these positions or division of responsibilities may not be common among each of our peers.
For long-term incentive purposes, Willis Towers Watson performs its analysis using the published survey data and focuses on companies in the energy services industry, specifically those with annual revenues less than $3 billion.

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Compensation Discussion and Analysis

The Compensation Committee considers the responsibilities of the job performed by each of our executive officers and his or her performance, and adjusts each executive’s targeted pay amounts accordingly. As further detailed below, internal comparison with other officer positions also is considered.
In addition to these efforts, Willis Towers Watson prepares an analysis of market data compiled from the Willis Towers Watson Compensation DataBank for energy services executives. The analysis examines the target direct compensation opportunity for energy services executives, including base salary, target annual incentives, and the expected value of long-term incentives. Using regression analysis, Willis Towers Watson size-adjusts the data to reflect our revenue scope.
We also conducted a separate analysis of the 2020 executive pay of the 12 other companies in our 2021 peer group. This internal analysis (which was based on proxy data) examined base salary, bonus, other annual compensation, equity awards, and non-equity incentive plan compensation (and excluded change in pension value). Using this analysis, our named executive officers had average pay of $1.35 million in 2020, which was less than all but four of the 12 other companies in our 2021 peer group; while the peer group median had average pay per named executive officer of approximately $1.64 million. Our CEO’s total 2020 pay was approximately 79 percent of the median total pay of 2021 peer group CEOs.
These analyses demonstrate that, on average, our highest paid employees are paid at a level that is below the median of our 2021 peer group and industry. We also are cognizant of prevailing economic conditions, internal pay equity, and executive turnover, which our Compensation Committee takes into account when determining executive compensation.
CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay (base salary and incentive pay) to the pay of all our employees (other than our CEO) in 2021. The compensation for our CEO in 2021 was approximately 28 times the median pay of our employees, as compared to 25 times in 2020, using the same methodology.
28:1 CEO Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. Although the applicable SEC rules would permit us to use the same median employee, we identified a new median employee for 2021 because that is the same process we have been using since our Compensation Committee first asked us to calculate our CEO pay ratio in 2010, and not because of any changes to our employee population or employee compensation arrangements that would significantly impact our pay ratio.
We identified the new median employee this year by using the same methodology we used to identify last year’s median employee — by examining the 2021 total cash compensation for all individuals (excluding our CEO) who were employed by us on the last day of our payroll year (December 24, 2021). We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2021. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees (six percent of our employees receive annual equity awards).
After identifying the median employee based on total cash compensation, we calculated annual total compensation for the employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table later in this proxy statement and computed the ratio.

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Compensation Discussion and Analysis

CEO to Median Employee Pay Ratio

	CEO		Median Employee
Base Salary	$674,138		$93,127
Stock Awards	$1,906,246		—
Annual Incentive Plan Compensation	$717,359		$1,458
Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	$77,372		—
All Other Compensation	$70,252		$30,478
TOTAL	$3,445,367		$125,063

CEO Pay to Median Employee Pay Ratio	28	:	1

(1) These amounts are attributable to a change in the value of each individual’s defined benefit pension account balance and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions.

Wealth Accumulation
The Compensation Committee reviews annually the wealth accumulation of our executives, considering all of the elements of total pay each executive officer receives during the prior five-year period, including base salaries, annual cash incentive payouts, the value of long-term incentive awards and any special payments made to an individual executive. The Compensation Committee also reviews the projected value of each executive officer’s accumulated equity grants over the subsequent five-year period based upon various stock appreciation and “stay to normal retirement” scenarios. This is done to analyze not only the amount of pay each executive officer has accumulated to date, but also to better understand how current equity grants may affect the amount of wealth executive officers accumulate in the future.
Pay Components

The primary pay components for our executive officers in 2021 were:
•Base Salary; •Annual performance-based cash incentive awards; and •Long-term performance-based equity incentive awards in the form of performance units and ERRP restricted share units.

The Compensation Committee believes these pay components align the interests of our executives and our shareholders by basing a significant portion of total pay on performance and achievement of our short- and long-term goals. The specific mix among the individual components reflects market comparisons (primarily with respect to the median of our 2021 peer group) and individual position and performance. Base salary represents 21 percent of our CEO’s targeted total pay and, on average, 37 percent of our other named executive officers’ targeted total pay. Performance-based awards (annual and long-term incentive) represent the remaining portion of targeted pay.
The Compensation Committee also believes that our executive pay program appropriately mitigates the risk associated with incentive-based pay. The Compensation Committee has designed the entire program and the metrics under our annual and long-term performance-based incentive awards to curb inappropriate risk taking. For example, we do not offer guaranteed bonuses. In addition, our annual and long-term performance-based incentive awards utilize multiple performance metrics which vary from plan to plan, and rewards under those plans are aligned with the interests of our shareholders. If our shareholders benefit from our performance, our executive officers are rewarded. Our ERRP restricted share units also benefit our long-term succession and strategic plan by providing for payment only after the recipient leaves employment with us, and then over a five-year period. Furthermore, we have limited severance packages, we do not maintain a non-performance-based supplemental executive retirement plan,

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Compensation Discussion and Analysis

and our retirement, healthcare, and welfare benefit programs for executives are generally the same as for all employees and are discussed in the 2021 Executive Pay section of this proxy statement. Finally, we maintain robust stock ownership guidelines for our executives. In light of these pay practices, the Compensation Committee believes that our executive pay program appropriately addresses the risks associated with performance-based incentives.
Base Salary
The general guideline for determining salary levels for our executive officers, including the CEO, is to be around the median of our peer group, adjusted for other factors such as trade area economics, turn-over, tenure, and experience. Adjustments from peer group levels are made based on experience in the position, industry experience, and individual performance and responsibilities. While we are cognizant of the competitive range, our primary goal is to compensate our executives at a level that best achieves our pay philosophy, whether or not this results in actual pay for some positions that may be higher or lower than the market median. We find that survey results for particular positions can vary from year to year. Thus, we consider market trends for certain positions over a period of several years rather than a one-year period in setting pay for such positions.

The Compensation Committee considers adjustments to base salaries for executive officers on an annual basis. For 2021, the Compensation Committee felt that an increase to the base salaries of our executive officers in line with the increases generally provided to our employees was reasonable in light of the company’s operating results in 2020. In early 2021, we announced that Brian Bird had been promoted to president and chief operating officer and Crystal Lail had been promoted to vice president and chief financial officer. Their base salary increases reflected the increased responsibilities of their new positions. The table to the right sets forth the base salaries for our named executive officers. The base salary adjustments for 2021 were effective April 1, 2021, with the exception of Mr. Bird and Ms. Lail, who received adjustments as of January 1, 2021.

	Annualized Base Salary		Increase (%)
	2020	2021
Name	($)	($)
Robert C. Rowe	666,753	676,754	1.5
Brian B. Bird	461,182	500,000	8.4
Heather H. Grahame	434,951	441,475	1.5
Crystal D. Lail	280,706	375,000	33.6
Curtis T. Pohl	313,375	318,076	1.5
Bobbi L. Schroeppel	297,536	301,999	1.5

Annual Cash Incentive Awards
The overall design of our 2021 annual cash incentive plan was the same as the 2020 plan. The plan uses financial and operational performance metrics to motivate employees to meet and exceed annual company objectives that are a part of our strategic plan. The performance metrics include targets for net income, reliability, and two metrics related to the social category of our ESG sustainability efforts in the form of employee safety and customer satisfaction targets, which have been part of our plan for numerous years. All regular, non-union employees, including executive officers, participate in the same annual incentive plan; while our union employees participate in a separate, but similar, management-designed program.
Each participating employee has a targeted annual cash incentive award, expressed as a percentage of base salary. Actual payouts for awards reflect the company’s performance against the metrics, as well as the employee’s individual performance. No portion of the annual cash incentive award is guaranteed.
The Compensation Committee calculates the actual payout pursuant to the following four-factor formula:

(1)		(2)		(3)		(4)
Base Salary	x	Individual Target Incentive (% of Base Salary)	x	Plan Funding Percentage (performance vs. metrics)	x	Individual Performance Multiple	=	Individual Payout
For example, the Compensation Committee calculated the annual incentive payout for our CEO in 2021 as follows:

$676,754	x	100%	x	106%	x	1	=	$717,359

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Compensation Discussion and Analysis
(1) Base Salary
Base salary is the first component in the calculation of the annual cash incentive award. Base salary is described in the Base Salary section immediately preceding this Annual Cash Incentive Awards discussion.
(2) Individual Target Incentive
Each year, the Compensation Committee approves an annual incentive target, expressed as a percentage of base salary, for each executive. The target opportunity for our executive officers is derived in part from peer group and competitive survey analysis data and in part by the Compensation Committee’s judgment on the internal equity of the positions, scope of job responsibilities, and each executive’s industry experience and tenure. Potential adjustments to the annual incentive target for the executive officers are considered by the Compensation Committee on an annual basis.

The table to the right sets forth the 2021 annual incentive target opportunity for our named executive officers. In 2021, the Compensation Committee adjusted the target incentive opportunity for Mr. Bird and Ms. Lail in connection with their promotions and increased responsibilities. The other named executive officers remained at 2020 levels after the Compensation Committee determined that the existing target incentive opportunities were aligned with the incentive opportunity in the market place generally.		2021
	Name	Base Salary ($)	Target Incentive Opportunity (% of base salary)	Target Incentive Opportunity ($)
	Robert C. Rowe	676,754	100%	676,754
	Brian B. Bird	500,000	75%	375,000
	Heather H. Grahame	441,475	55%	242,811
	Crystal D. Lail	375,000	50%	187,500
	Curtis T. Pohl	318,076	40%	127,230
	Bobbi L. Schroeppel	301,999	40%	120,800
(3) Plan Funding Percentage

Before each annual incentive plan year begins, management proposes specific performance targets for the plan’s financial and operational measures. The Compensation Committee considers the proposed targets, and the Compensation Committee and the Board approve final targets. Following the end of the plan year, the
Compensation Committee reviews data submitted by management regarding company performance against each of the specific performance targets and determines the degree to which each performance measure was met during
	Historical Funding of Annual Cash Incentive (as a percentage of target)
	2016	2017	2018	2019	2020
	113%	99%	136%	126%	74%

the year, subject to Board approval. The aggregate percentage of financial and operational measures met during the year represents the plan funding percentage for the annual incentive plan. For our executives, the funding (as a percentage of target) under the annual incentive plan has ranged from 74 percent to 136 percent for the five previous years, as set forth in the table above.

For many years, including 2021, the annual incentive plan has used four categories of performance measures to determine the plan funding percentage – financial, safety, reliability, and customer satisfaction. The relative weightings of these measures are set forth in the graphic to the right.

In order for any awards under the 2021 annual incentive plan to be earned and paid out, the company must attain at least 90 percent of the budgeted net income target, which coincides with the threshold net income target for the plan. This metric for determining performance against our financial goal is derived from our audited financial statements.

In addition, the 2021 annual incentive plan provided that the lost-time incident rate portion of the safety metric would be forfeited in the event of a work-related fatality, unless the Compensation Committee determined that no actions on the part of the employee or the Company contributed to the incident.

Annual Incentive Plan Metrics

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Compensation Discussion and Analysis

The Compensation Committee may use discretion in increasing or decreasing the plan funding percentage from actual performance due to specific facts and circumstances, such as current economic conditions as well as unusual one-time events that significantly impact financial or non-financial results. The Compensation Committee exercises this discretion only for unusual, non-operational items and did not exercise any such discretion for 2021.
The table below shows the associated performance metrics (including threshold, target, and maximum levels), weighting and plan payout percentage for each of the 2021 performance measures, which resulted in the plan funding at 106 percent of target for our named executive officers.

	2021
	Annual Incentive Plan Information
Performance Measures	Weight (% of Total Plan Payout)	Performance Level				Target % Achieved	Final Funding % of Total
		Threshold	Target	Maximum	Actual Achieved

Financial (55%) (1)
Net Income ($ in millions)	55%	$164.3	$182.5	$200.8	$186.8	111.9	61.5

Safety (15%) (2)
Lost Time Incident Rate	5%	0.58	0.47	0.24	0.46	102.2	5.1
Total Recordable Incident Rate	5%	1.80	1.51	1.09	1.64	77.6	3.9
Safety Training Completion	5%	99.0%	99.5%	100.0%	100.0%	10,050.0	7.5

Reliability (15%) (3)
SAIDI (excluding major event days)	5.0%	117.00	103.00	89.00	111.00	71.4	3.6
SAIDI (including major event days)	5.0%	168.00	124.00	94.00	131.50	91.5	4.6
Gas – Leaks per 100 Miles of Main	2.5%	15.20	9.70	8.10	9.66	10,001.3	2.5
Gas – Damages per 1000 Locates	2.5%	3.40	3.00	1.60	2.51	10,017.5	2.9

Customer Satisfaction (15%) (4)
J.D. Power Residential Electric and Gas Survey Performance Ranking	5%	707.00	723.00	727.00	720.60	92.3	4.6
Operational Performance – Customer Survey by Flynn Wright	5%	35.04	38.93	42.82	38.51	94.6	4.7
Reputational Perceptions – Customer Survey by Flynn Wright	5%	34.46	38.29	42.12	37.94	95.4	4.8

				TOTAL FUNDING PERCENTAGE			106.0
(1)Financial. The net income target is based upon the Board approved budget for the plan year, and the actual achieved is determined by what is reported in our annual report on Form 10-K for the plan year.
(2)Safety. Safety performance regarding Lost Time Incident Rate and Total Recordable Incident Rate is calculated according to Occupational Safety and Health Administration (OSHA) standards. OSHA specifically defines what workplace injuries and illnesses should be recorded and, of those recorded, which must be considered lost time incidents. The threshold level for the safety measures (other than training completion) represents an improvement over our 2020 plan and ten to 15 percent better than our Edison Electric Institute (EEI) peer group average; the target level is significantly above our peer group average, an improvement over our five-year average, and an improvement over our 2020 plan; and the maximum represents first quartile performance for our EEI peer group and a significant improvement over historical company performance. Safety Training Completion includes completion of assigned safety training for all employees through an internal education portal, and is calculated by dividing the difference of total courses assigned less total courses overdue by the total courses assigned.
(3)Reliability. SAIDI (excluding major event days). System Average Interruption Duration Index (SAIDI) is a system reliability index used by us and participating Institute of Electrical and Electronic Engineers, Inc. (IEEE), utilities to measure the duration of interruptions on a utility’s electric system. SAIDI indicates the total duration of interruption for the average customer during a predefined period of time. The threshold level for SAIDI, excluding major event days, represents a one percent improvement over our 2020 target; the target level represents a one percent improvement over the company’s 2020 plan; and the maximum level is slightly better than the five-year average of first quartile performance of IEEE medium-sized utilities.
    SAIDI (including major event days). The threshold for SAIDI, including major event days, was set at a one percent improvement over the 2020 target; the target level represents a one percent improvement over the company’s 2020 plan; and the maximum level is significantly better than first quartile performance of IEEE medium-sized utilities.
    Damages per 1000 Locates. This natural gas reliability metric assesses the effectiveness of the company’s programs to prevent damage to its natural gas system. The threshold level was set at a six percent improvement over the 2020 threshold; the target level was maintained at the 2020 target, representing a five percent improvement over the company’s 2019 results; and the maximum level represents near first quartile performance for AGA companies.

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Compensation Discussion and Analysis
    Leaks per 100 Miles of Main. This natural gas reliability metric assesses the overall performance of the company’s natural gas system. The threshold level was set at a two percent improvement over the 2020 plan and is eight percent better than second quartile performance as reported by the AGA; the target level was set at three percent improvement over the 2020 results and is 40 percent better than AGA second quartile performance; and the maximum level represents better than AGA first quartile performance.
(4)Customer Satisfaction. J.D. Power. One customer satisfaction metric is measured by the broadly utilized J.D. Power residential electric and gas customer satisfaction surveys and studies, which include the following components: communications, corporate citizenship, billing and payment, price, power quality and reliability (electric) or field service (gas) and customer service. The threshold level represents the company’s five-year average; the target level is an improvement of one point over our best ever score, achieved in 2020; and the maximum level is a five point improvement over our 2020 best ever score.
    Flynn Wright Surveys. The remaining two customer satisfaction metrics are measured based on the results of a 2021 customer tracking survey conducted on our behalf by Flynn Wright, a full service advertising, marketing, public relations, web design, interactive and research advertising agency. For both of these metrics, the threshold level is set ten percent below target; the target level represents our average score for three waves of surveys from Fall 2020 to Fall 2021; and the maximum level is set at ten percent above target.
(4) Individual Performance Multiple
After the Compensation Committee determines the plan funding percentage, the committee determines an individual performance multiple for each executive, which is factored into the incentive payout calculation. To make this determination, the Compensation Committee analyzes the total mix of available information, as well as actual performance measured against pre-established goals.
The company’s successes in 2021 were due to the substantial efforts of our executive officers and many other employees across all departments of the company. As a result of the factors noted above, the Compensation Committee determined that it was appropriate to award each named executive officer (and the other executive officers) the annual cash incentive award as provided by the 2021 annual cash incentive plan, without the addition of any performance multiplier. Actual 2021 annual cash incentive awards for the named executive officers are reflected in the table below.

	2021
Name	Base Salary ($)	Target Cash Incentive, as % of Base Salary	Funding Percentage (%)	Individual Performance Multiple	Actual Cash Incentive, as % of Base Salary	Cash Incentive Award ($)
Robert C. Rowe	676,754	100%	106	1.0	106.0%	717,359
Brian B. Bird	500,000	75%	106	1.0	79.5%	397,500
Heather H. Grahame	441,475	55%	106	1.0	58.3%	257,380
Crystal D. Lail	375,000	50%	106	1.0	53.0%	198,750
Curtis T. Pohl	318,076	40%	106	1.0	42.4%	134,864
Bobbi L. Schroeppel	301,999	40%	106	1.0	42.4%	128,048

Clawback of Annual Cash Incentive Awards
Although we have not adopted a formal clawback policy, the annual cash incentive awards are specifically made subject to any formal clawback policy that we may adopt in the future.

Long-Term Performance-Based Equity Incentive Awards
We have used our Equity Compensation Plan to provide for the award of long-term, performance-based equity incentive awards to our executive officers. These performance-based awards help us achieve our compensation philosophy of being market competitive while simultaneously aligning the interests of our executives and shareholders.
We do not recover equity incentive awards from customers in our rates approved by our regulators.
The Equity Compensation Plan authorizes several types of stock-based awards, including restricted stock and a variety of performance-based awards. In 2021, the Compensation Committee granted two types of long-term, equity incentive awards to our executives under the Equity Compensation Plan: (1) LTIP performance units with cliff vesting after a three-year performance period; and (2) a smaller award of ERRP restricted share units with cliff vesting after a

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Compensation Discussion and Analysis

five-year performance period and a payout over five years following the executive’s separation from service with the company. All of these 2021 awards are performance-based and payable, if and when earned, in shares of our common stock.
LTIP Performance Units. The Compensation Committee determines the terms and restrictions applicable to grants of LTIP performance units. After the company’s financial results are available for the prior year, the Compensation Committee approves the annual grant of LTIP performance units to our executive officers (and approximately 75 other participants in 2021). The awards of LTIP performance units are intended to provide a link between executive officer compensation and long-term shareholder interests as reflected in changes in our stock price, and to motivate and reward achievement of pre-established corporate financial goals and relative TSR. The Compensation Committee believes that making an annual grant of LTIP performance units motivates our executive officers (and the other participants) to focus on long-term, sustainable improvement in shareholder value because the award payout is tied to financial performance and continued service over a three-year period with cliff vesting at the end of such period, and the ultimate value delivered is dependent upon the value of our stock.
During the performance periods summarized in the table below, the performance measures for the LTIP awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout. The table below shows, for the past five completed performance periods, to the overall payout (expressed as a percentage of target).

Historical Funding of LTIP (as a percentage of target)
2015-2017	2016-2018	2017-2019	2018-2020	2019-2021
44.9%	94.3%	122.2%	50%	72.7%
ERRP Restricted Share Units. In 2011, the Compensation Committee instituted the practice of granting ERRP restricted share units to bring the long-term incentive component of our executives’ compensation in line with the median of our peers, while simultaneously encouraging retention with the five-year cliff vesting component and providing retirement benefits. The ERRP share units also encourage succession planning and continuity of our strategic plan through the five-year payout of vested awards following the executive officer’s separation from service with the company. The key distinction between these awards and the non-performance-based supplemental executive retirement plans that certain of our peers and many other companies provide is that our ERRP restricted share units are earned based upon company performance.
The number of ERRP restricted share units that the Compensation Committee has granted annually has been considerably fewer than the grants of performance units. Like the performance units described above, these restricted share units are intended to provide a link between executive officer compensation and retirement planning and long-term shareholder interests and to motivate and reward achievement of pre-established corporate financial goals. The Compensation Committee believes that an annual grant of restricted share units motivates our executive officers to focus on long-term, sustainable improvement in our business because (1) vesting of the award is tied to financial performance and continued service over a five-year period and (2) payout of the vested award occurs over a five-year period following the executive officer’s separation from service with the company.
2021 Long-Term Incentive Program Performance Unit Grants
In February 2021, the Compensation Committee approved grants of LTIP performance units subject to a three-year performance period with cliff vesting at the end of such period. The target long-term equity opportunities for each executive officer are derived from 2021 peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the target value of each executive officer’s LTIP performance unit awards, the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to the strategic value of each position. Based on these considerations, in 2021, the Compensation Committee increased the targeted opportunity (expressed as a percentage of base salary) associated with the LTIP awards for all but two of our named executive officers to (1) better align with the market median and (2) acknowledge the increased responsibilities associated with the promotions of Mr. Bird and Ms. Lail.
Each executive officer’s targeted opportunity is converted into specific LTIP performance unit grants by dividing the total targeted value (the targeted percentage of base salary) by the weighted average fair value of a share of our

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Compensation Discussion and Analysis
stock on the grant date, less the present value of expected dividends. The resulting calculation represents the number of LTIP performance units that were granted and will vest on December 31, 2023, if all performance goals are met at the target performance level.

The target equity opportunities (value at target and number of shares) for the 2021 grants of LTIP performance units are shown in the table to the right. The table also compares the target opportunities (expressed as a percentage of base salary) applicable to the 2020 and 2021 awards.
		Target LTIP Performance Unit Opportunity for 2021
	2020	2021	2021	2021
Name	Base Salary (%)	Base Salary (%)	Value at Target ($)	LTIP Stock Awards (1)
Robert C. Rowe	200%	225	1,500,194	29,689
Brian B. Bird	100%	140	700,000	13,853
Heather H. Grahame	90%	90	391,456	7,747
Crystal D. Lail	45%	90	337,500	6,679
Curtis T. Pohl	60%	60	188,025	3,721
Bobbi L. Schroeppel	50%	55	163,645	3,239

(1) Based on a weighted average grant date fair value of $50.53, which was calculated using the closing stock price of $57.47 on February 11, 2021, less the present value of expected dividends.
After the performance period, the Compensation Committee calculates the actual company performance relative to the performance goals and determines the number of LTIP performance units that vest based on such performance. Depending on performance, the exact number of units that vest will vary from zero to 200 percent of the target award. In addition, the value of the award on payout will depend on the market price of our common stock on the date of payout. We do not recover LTIP awards from customers in our rates approved by our regulators.
The performance goals for these awards are independent of each other and are equally weighted. Vesting of awards also is contingent on maintaining investment grade secured and unsecured credit ratings. The performance measures for the 2021 LTIP awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout.
In general, based on a market analysis conducted by Willis Towers Watson, our performance levels for relative TSR are established at levels higher than our peers and the market. For example, according to this market analysis, our program requires a first place relative TSR to earn the maximum performance level, while the average program in the market only requires a third place relative TSR to earn the maximum performance level. We earn target performance for a ranking of sixth, while the market earns target performance for a ranking of eighth; and we earn threshold performance (and a 10 percent payout) for a ranking of 13th, while the market earns threshold performance (and a 50 percent payout) for a ranking of twelfth.
The ROAE and simple average EPS growth levels are tied to management performance as these goals relate to revenue enhancement and cost containment. TSR is determined by our common stock price change and dividends paid over the performance period. We then compare our TSR with the total shareholder returns achieved by our 2021 peers over the same three-year period and determine our ranking.
2021 Executive Retention / Retirement Program Restricted Share Unit Grants
In December 2021, the Compensation Committee approved performance-based ERRP restricted share unit grants. These restricted share unit awards are subject to a five-year performance and five-year cliff vesting period and, once vested, will be paid out in shares of the company’s common stock over a five-year period after a recipient has separated from service with the company.
Our overall compensation program does not provide any non-performance-based supplemental executive retirement benefit. The Compensation Committee designed and implemented the ERRP in lieu of a traditional supplemental executive retirement plan which is not performance-based but is offered by many of our peers and other companies to increase overall competitiveness. The ERRP restricted share units help to achieve our compensation philosophy of being market competitive while aligning the interests of our executives and shareholders. It also promotes retention through the five-year cliff vesting component and benefits succession planning and continuity of our strategic plan through its five-year payout following separation from service.

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Compensation Discussion and Analysis

The long-term equity opportunity for the ERRP is derived from peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the value of each executive officer’s ERRP restricted share unit award, the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to each position’s strategic value, and the overall long-term equity opportunity offered to that group. For 2021, the Compensation Committee reviewed the equity incentive opportunities provided to our 2021 peer group to analyze whether the targeted ERRP restricted share unit awards to our executive officers approximated the peer group median. Based on its review, the Compensation Committee determined that no changes were required for the 2021 ERRP restricted share unit awards other than for one of our named executive officers, whose award was increased to 25 percent of base salary from 20 percent of base salary, and the awards for Mr. Bird and Ms. Lail were increased by an additional five percent from their 2020 levels to reflect their promotions.
The target equity opportunities for the 2021 ERRP restricted share unit grants to our named executive officers, based on a percentage of base salary, are shown in the table below.

		2021 Target ERRP Opportunity
Name	2021 Base Salary ($)	Award % of Base Salary (%)	Value at Grant Date ($)	ERRP Stock Awards (#) (1)
Robert C. Rowe	676,754	60	406,060	9,380
Brian B. Bird	500,000	30	150,000	3,465
Heather H. Grahame	441,475	25	110,390	2,550
Crystal D. Lail	375,000	25	93,766	2,166
Curtis T. Pohl	318,076	20	63,636	1,470
Bobbi L. Schroeppel	301,999	20	60,400	1,395
(1)Based on a grant date fair value of $43.29, which was calculated using the closing stock price of $55.30 on December 14, 2021, less the present value of expected dividends, calculated using a 1.23 percent five-year Treasury rate and assuming quarterly dividends of $0.62 for the five-year vesting period, based on announced planned dividend of $2.48 per share for 2021.
Each executive officer’s 2021 award value was converted into specific equity grants by dividing the total potential value of the award by the fair market value of a share of our stock on the grant date. This represents the number of restricted share units that will vest on December 31, 2026, if the company’s net income for three of the five calendar years 2022 – 2026 exceeds the company’s net income for 2021. The value of the award on the grant date, as reflected in the table above, is based on the closing market price of our stock on the grant date, less the present value of expected dividends. If earned, the value of the award on payout will depend on the market price of our common stock on the date of payout.
Vesting of 2019 Long-Term Incentive Program Performance Unit Grants in 2021
In February 2019, the Compensation Committee approved grants of LTIP performance units, subject to a three-year performance period. The 2021 LTIP performance unit grants vested on December 31, 2021. The performance goals were independent of each other and equally weighted. The table below summarizes the performance measures which governed these 2021 grants.

Performance Measures — 2019-2021	Threshold	Target	Maximum	Actual
Financial Goals – 50%
ROAE	8.4%	8.8%	9.3%	8.7%
Simple Average EPS Growth	1.7%	3.2%	4.7%	(1.4)%
Market Goal – 50%
Relative TSR Average vs. Peers	13th	6th	1st	9th
Depending upon actual company performance relative to these performance goals, the exact number of shares that could have vested ranged from zero to 200 percent of the target award. As summarized above in the 2021 Long-Term Incentive Program Performance Unit Grants section, our relative TSR metrics are established at levels higher than our peers according to a market analysis conducted by the Compensation Committee’s independent compensation consultant. At the conclusion of the performance period, the Compensation Committee calculated the

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Compensation Discussion and Analysis
company’s performance relative to these goals during the three-year performance period to determine the vesting percentage for the 2019 LTIP performance unit grants.
For the financial goals related to the 2019 LTIP performance unit grants, ROAE was 8.7 and simple average EPS growth was negative 1.4 percent. This financial performance resulted in a 45.2 percent vesting percentage for that half of the program. For our market goal, TSR was 5.9 percent, resulting in a ranking of 9th out of 14 with respect to our 2019 peers, and contributing 27.5 percent with respect to that half of the program. Our peer group remains generally consistent from year to year. However, with mergers and acquisition activities over the years, we have made minor changes to our peer groups, and our 2019 peer group differs from our 2021 peer group.
For purposes of our 2019 LTIP, we calculated TSR by comparing the average closing price for a share of common stock of us and our 2019 peers during the period beginning 10 days prior to the end of the performance period and ending 10 days after the performance period plus the cumulative dividends earned during the performance period, to the average closing price of a share of common stock of us and our 2019 peers during the period beginning 10 days prior to the start of the performance period and ending 10 days after the start of the performance period. Our Compensation Committee believes that calculating relative TSR using the 20-day average share price around the beginning and end of the performance period results in a more accurate reflection of return for the period that is less impacted by stock market activity on the first and last days of the performance period.

Based on the Compensation Committee’s calculation of these performance measures, the 2019 LTIP performance unit grants vested at 72.7 percent. The table to	Performance Measures — 2019-2021	Result	Weight	Vesting
	Financial Goals – ROAE and Simple Average EPS Growth	90.4	50%	45.2%
	Market Goal – TSR	55.0%	50%	27.5%
			TOTAL	72.7%

the right summarizes the performance results with respect to each of the performance measures applicable to the 2019 LTIP performance unit grants and the corresponding contributions to the vesting percentage.

The table below summarizes the number of shares awarded for the 2019 LTIP performance unit grants and the number of shares paid out in 2021 with respect to such grants for our named executive officers, based on the vesting percentage of 72.7 percent approved by the Compensation Committee.

	Vesting of 2019 Performance Unit Grants
Name	Units at Grant Date (#)	Vesting Percentage (%)	Units upon Vesting (#)
Robert C. Rowe	20,868	72.7%	15,171
Brian B. Bird	7,217	72.7%	5,247
Heather H. Grahame	5,952	72.7%	4,327
Crystal D. Lail	1,660	72.7%	1,207
Curtis T. Pohl	2,942	72.7%	2,139
Bobbi L. Schroeppel	2,310	72.7%	1,679
Vesting of 2016 Executive Retention / Retirement Program Grants in 2021
In December 2016, the Compensation Committee approved grants of ERRP restricted share units, subject to a five-year performance period from 2017 to 2021. The 2016 ERRP restricted share unit grants contained a financial performance metric that required the company to achieve net income during any three of the five years during the performance period that exceeded the company’s net income for 2016. As summarized in the following table, the company achieved net income in four of the five performance period years that was higher than its net income for 2016, satisfying the performance metric.

Net Income (millions)
2016	2017	2018	2019	2020	2021
$162.7	$172.7	$197.0	$202.1	$155.2	$186.8

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Compensation Discussion and Analysis

As a result of achieving the financial performance metric, the 2016 ERRP restricted share unit grants vested on December 31, 2021. In accordance with the terms of the grants, the vested restricted share units have been credited to an account for each executive officer similar to a deferred compensation account. Executives are not entitled to payout of any of the vested units in such account until the executive leaves the company, and following such departure, each unit will be paid out as a share of common stock of the company in five equal annual installments.

The table to the right indicates the number of 2016 ERRP restricted share units which vested on December 31, 2021, for each of our named executive officers. We do not recover ERRP awards from customers in our rates approved by our regulators.

Name	2016 ERRP Restricted Share Units Vested (#)
Robert C. Rowe	6,505
Brian B. Bird	2,250
Heather H. Grahame	1,576
Crystal D. Lail	776
Curtis T. Pohl	1,223
Bobbi L. Schroeppel	846
Other Pay Policies
Retirement and Other Benefits
Retirement benefits are offered to employees hired prior to January 1, 2009, through tax-qualified company-funded pension plans and to all eligible employees through a 401(k) defined contribution plan. Both pension plans and 401(k) plans are common benefits provided in the utility and energy industry. Our executive officers, including the CEO, participate in some or all of these plans, and the terms governing the retirement benefits under these plans are the same as those available to substantially all employees. We do not offer any supplemental retirement benefits to our executive officers other than the performance-based ERRP restricted share units described above. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for substantially all employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects. Our executive officers do not receive any material perquisites or special benefits that differ materially from those available to employees generally.
Severance and Post-Termination Benefits
We provide severance and post-termination benefits to our executive officers under our severance plan. Severance and post-termination benefits are explained in detail under the 2021 Executive Pay—Pay After Employment Ends section, starting on page 40 of this proxy statement.
Non-qualified Deferred Compensation
The company provides a non-qualified deferred compensation plan, which is intended to be an unfunded plan. The 2009 Officer Deferred Compensation Plan (Officer Deferred Plan) allows eligible officers to defer up to 100 percent of certain compensation, including base salary (subject to compliance with Section 409A of the Internal Revenue Code compensation limit), short-term incentive awards and awards earned under our Equity Compensation Plan. There are no company contributions to the Officer Deferred Plan. Participants in the Officer Deferred Plan may elect to have deferrals credited to their account in company stock (in the form of deferred share units issued under the Equity Compensation Plan) or cash investment options that substantially mirror the qualified employee 401(k) plan investment options. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments. Officer Deferred Plan participants do not pay income taxes on amounts deferred or earnings thereon until those amounts are distributed from the Officer Deferred Plan. A participant’s benefits under the Officer Deferred Plan are fully vested and are payable after terminating employment. Benefits are paid in a lump sum unless a participant elects annual installments.
No Employment Agreements
We currently do not have employment agreements with any of our executives. We generally believe that ongoing employment agreements are not necessary to retain talented executives; however, agreements may be appropriate on a case-by-case basis, such as when an executive begins employment with us. Due to the changing marketplace

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Compensation Discussion and Analysis
in which we compete for talent, the Compensation Committee regularly reviews this practice to help ensure that we remain competitive in our industry.
Tax Treatment of Certain Compensation
Section 162(m) of the Internal Revenue Code limits the company’s ability to deduct executive compensation paid to certain named executive officers (and, beginning in 2018, certain former executive officers) to $1 million per year. The Tax Cuts and Jobs Act (Act), signed into law on December 22, 2017, eliminated an exception to the $1 million deduction limit for certain qualifying performance-based compensation generally, and we do not expect to have further compensation arrangements that will be able to qualify for certain grandfather provisions regarding the deductibility of "performance-based compensation" under this exception.
The Compensation Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes. The Compensation Committee reserves the right to pay compensation that exceeds Section 162(m)’s deductibility limit.

Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation Committee
Mahvash Yazdi, Chair
Anthony T. Clark
Britt E. Ide

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Compensation Discussion and Analysis

2021 Executive Pay
In this section, the tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the company for the named executive officers during the years ended December 31, 2021, 2020, and 2019. Please see the Compensation Discussion and Analysis on the previous pages for a description of our executive pay program necessary to gain an understanding of the information disclosed below.
2021 Summary Compensation Table
The table below sets forth the compensation earned by our named executive officer during 2021, 2020, and 2019.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Robert C. Rowe
Chief Executive Officer	2021	674,138	—	1,906,246	717,359	77,372	70,252	3,445,367
	2020	687,206	493,397	1,698,500	—	165,530	57,415	3,102,048
	2019	643,770	—	1,650,164	818,022	144,501	41,847	3,298,304
Brian B. Bird
President and Chief Operating Officer (former Chief Financial Officer)	2021	494,774	—	850,000	397,500	8,196	62,157	1,812,627
	2020	475,329	204,765	564,353	—	28,446	58,672	1,331,565
	2019	445,284	—	548,242	339,487	31,861	57,387	1,422,261
Heather H. Grahame
General Counsel and Vice President - Regulatory & Federal Gov't Affairs	2021	439,769	—	501,825	257,380	—	53,163	1,252,137
	2020	448,293	177,025	468,154	—	—	55,026	1,148,498
	2019	416,601	—	444,292	293,497	—	51,505	1,205,895
Crystal D. Lail
Vice President and Chief Financial Officer	2021	362,307	—	431,250	198,750	1,954	51,193	1,045,454

Curtis T. Pohl
Vice President - Distribution	2021	316,847	—	251,640	134,864	2,553	57,519	763,423
	2020	322,988	92,759	245,757	—	52,154	56,770	770,428
	2019	302,572	—	238,776	153,789	59,131	53,608	807,876
Bobbi L. Schroeppel
Vice President - Customer Care, Communications and HR	2021	300,832	—	224,045	128,048	1,509	54,834	709,268
	2020	306,000	88,071	203,244	—	38,170	56,168	691,653
	2019	285,059	—	182,672	144,887	39,441	56,915	708,974
(1)On February 5, 2021, our Board appointed Mr. Bird as president and chief operating officer, succeeding Mr. Rowe as president. At the same time, the Board appointed Ms. Lail as vice president and chief financial officer to replace Mr. Bird as the chief financial officer.
(2)The “Bonus” column reflects a cash incentive award earned pursuant to our annual incentive plan. Typically, this award is reported in the “Non-Equity Incentive Plan Compensation” column. However, in 2020, our Board exercised discretion to make payments under the annual incentive plan even though the performance targets had not been met due to the financial results being impacted by the COVID-19 pandemic, and we reported such discretionary award in the “Bonus” column for 2020.
(3)These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above assume payout at target (100 percent) based on grant date fair value. The exact number of shares issued will vary from zero to 200 percent of the target award, depending on actual company performance relative to the performance goals. See Note 15 to the consolidated financial statements in our 2021 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The value of awards granted in 2021 for each named executive officer assuming a maximum payout based on grant date fair value would be $3,406,430 for Mr. Rowe; $1,549,984 for Mr. Bird; $893,302 for Ms. Grahame; $768,746 for Ms. Lail; $439,680 for Mr. Pohl; and $387,724 for Ms. Schroeppel.
(4)These amounts are attributable to a change in the value of each individual’s defined benefit pension account balances and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings and actuarial assumptions. Our pension plans were closed prior to Ms. Grahame joining the company; therefore, she is not a participant in a pension plan.
(5)The table on the following page identifies the items included in the “All Other Compensation” column for 2021. Employee benefits include employer contributions, as applicable, for health benefits (medical, dental, vision, employee assistance plan and health savings account), group term life and 401(k) plan, which are generally available to all employees on a nondiscriminatory basis. Life insurance also includes imputed income consistent with IRS guidelines for coverage amounts in excess of $50,000 for each of the named executive officers. Ms. Grahame’s, Mr. Pohl’s and Mr. Rowe’s other income relates to paid time off benefit sold back to the company at a rate of 75 percent. Mr. Bird’s other income relates to imputed income (and related tax gross up) from an executive physical. Ms. Lail’s other income includes paid time off benefit sold back to the company at a rate of 75 percent and imputed income (and related tax gross up) from an executive physical.

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	Health Benefits	Life Insurance	401(k) Contributions	Other Income	Total All Other Compensation
Robert C. Rowe	$19,396	$9,925	$11,600	$29,331	$70,252.00
Brian B. Bird	24,118	2,597	31,900	3,542	$62,157.00
Heather H. Grahame	14,867	6,214	31,900	182	$53,163.00
Crystal D. Lail	11,594	1,251	28,892	9,456	$51,193.00
Curtis T. Pohl	17,874	5,229	31,900	2,516	$57,519.00
Bobbi L. Schroeppel	22,963	1,885	29,986	—	$54,834.00

2021 Grants of Plan-Based Awards
The following table shows the range of each named executive officer’s annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2021. The narrative following the table describes the terms of each incentive award opportunity.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert C. Rowe
Annual Cash Incentive	—	338,377	676,754	1,015,131	—	—	—	—	—
Performance Units	2/11/2021	—	—	—	—	29,689	59,378	—	1,500,185
Restricted Share Units	12/14/2021	—	—	—	—	9,380	9,380	—	406,060
Brian B. Bird
Annual Cash Incentive	—	187,500	375,000	562,500	—	—	—	—	—
Performance Units	2/11/2021	—	—	—	—	13,853	27,706	—	699,992
Restricted Share Units	12/14/2021	—	—	—	—	3,465	3,465	—	150,000
Heather H. Grahame
Annual Cash Incentive	—	121,406	242,811	364,217	—	—	—	—	—
Performance Units	2/11/2021	—	—	—	—	7,747	15,494	—	391,456
Restricted Share Units	12/14/2021	—	—	—	—	2,550	2,550	—	110,390
Crystal D. Lail
Annual Cash Incentive	—	93,750	187,500	281,250	—	—	—	—	—
Performance Units	2/11/2021	—	—	—	—	6,679	13,358	—	337,490
Restricted Share Units	12/14/2021	—	—	—	—	2,166	2,166	—	93,766
Curtis T. Pohl
Annual Cash Incentive	—	63,615	127,230	190,846	—	—	—	—	—
Performance Units	2/11/2021	—	—	—	—	3,721	7,442	—	188,022
Restricted Share Units	12/14/2021	—	—	—	—	1,470	1,470	—	63,636
Bobbi L. Schroeppel
Annual Cash Incentive	—	60,400	120,800	181,199	—	—	—	—	—
Performance Units	2/11/2021	—	—	—	—	3,239	6,478	—	163,667
Restricted Share Units	12/14/2021	—	—	—	—	1,395	1,395	—	60,390
(1)    Reflects possible payout range of 2021 performance units and restricted share units awards. The performance units granted on February 11, 2021, have a weighted average grant date fair value of $50.53. The restricted share units granted on December 14, 2021, have a weighted average grant date fair value of $43.29.
(2)    These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above reflect grant date fair value assuming payment at target. See Note 15 to the consolidated financial statements in our 2021 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.

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Executive Pay
Non-equity Incentive Plan Awards
Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2021 Annual Incentive Plan. Such amounts relate to 2021 performance and are actually paid in mid-March 2022. The Compensation Committee reviewed 2021 performance against plan targets and approved a plan payout of 106 percent, as discussed in the Compensation Discussion and Analysis—Pay Components—Annual Cash Incentive Awards section, starting on page 26 of this proxy statement.
Equity Incentive Plan Awards
As previously discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement, the Board approved granting performance awards in 2021 under the Equity Compensation Plan. The values of the stock awards included in the table on the previous page reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. For the 2021 performance unit awards, the exact number of shares issued upon vesting will vary from zero to 200 percent of the target award, depending on actual company performance relative to the performance goals. In addition, if earned, the value of a performance unit award and a restricted share unit award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the value on the grant date, which is based on the fair market value of a share of our stock and, with respect to a performance unit award, is based on the target amount for such award. See Note 15 to the consolidated financial statements in our 2021 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Percentage of Salary Compared to Total Compensation
For 2021, base salary for the named executive officers accounted for approximately 21 to 47 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for approximately 53 to 79 percent of total direct compensation, assuming achievement of a target level of performance for each named executive officer.
2021 Stock Vested
The table below shows the number of shares acquired and the dollar amounts realized during 2021 pursuant to the vesting of prior equity-based awards .

	Stock Awards
Name	Number of LTIP Shares Acquired on Vesting (#) (1)	Value Realized on LTIP Vesting ($) (2)	Number of ERRP Shares Acquired on Vesting (#) (3)	Value Realized on ERRP Vesting ($) (2)	Total Shares Acquired on Vesting (#)	Total Value Realized ($) (2)
Robert C. Rowe	15,171	867,176	6,505	371,826	21,676	1,239,002
Brian B. Bird	5,247	299,905	2,250	128,610	7,497	428,515
Heather H. Grahame	4,327	247,337	1,576	90,084	5,903	337,421
Crystal D. Lail	1,207	68,982	776	44,356	1,983	113,338
Curtis T. Pohl	2,139	122,256	1,223	69,907	3,362	192,162
Bobbi L. Schroeppel	1,679	95,993	846	48,357	2,525	144,350
(1)     LTIP Shares vested consist of performance units for the 2019-2021 performance period that vested on December 31, 2021, at a performance level of 72.7 percent. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the December 31, 2021, vesting date, which was $57.16.
(2)     As a regulated utility, we do not include the amounts we pay for stock awards in the rates we charge our customers.
(3)    ERRP Shares vested consist of restricted share units for the 2016-2021 performance period that vested on December 31, 2021. We determined the value realized for the vesting of these restricted share units using the fair market value of our common stock on the December 31, 2021, vesting date, which was $57.16. All of the restricted share units are deferred until the recipient departs NorthWestern. Upon departure, the restricted share units are paid out as shares of common stock in five annual installments.

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Executive Pay

Outstanding Equity Awards at 2021 Fiscal Year-End
The table below contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to the awards for each named executive officer. Dividends are not paid or accrued on any unvested awards. As a regulated utility, we do not include the amounts we pay for stock awards in the rates we charge our customers.

			Stock Awards
	Type of Award	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (2) (3)
Robert C. Rowe
	ERRP	12/14/2021			9,380	536,161
	LTIP	2/11/2021			29,689	1,697,023
	ERRP	12/22/2020			8,976	513,068
	LTIP	2/12/2020			17,755	1,014,876
	ERRP	12/18/2019			6,414	366,624
	ERRP	12/13/2018			6,976	398,748
	ERRP	12/12/2017	5,862	335,072
Brian B. Bird
	ERRP	12/14/2021			3,465	198,059
	LTIP	2/11/2021			13,853	791,837
	ERRP	12/22/2020			2,587	147,873
	LTIP	2/12/2020			6,141	351,020
	ERRP	12/18/2019			1,849	105,689
	ERRP	12/13/2018			2,011	114,949
	ERRP	12/12/2017	2,027	115,863
Heather H. Grahame
	ERRP	12/14/2021			2,550	145,758
	LTIP	2/11/2021			7,747	442,819
	ERRP	12/22/2020			1,952	111,576
	LTIP	2/12/2020			5,212	297,918
	ERRP	12/18/2019			1,395	79,738
	ERRP	12/13/2018			1,474	84,254
	ERRP	12/12/2017	1,420	81,167
Crystal D> Lail
	ERRP	12/14/2021			2,166	123,809
	LTIP	2/11/2021			6,679	381,772
	ERRP	12/22/2020			1,260	72,022
	LTIP	2/12/2020			1,412	80,710
	ERRP	12/18/2019			638	36,468
	ERRP	12/13/2018			694	39,669
	ERRP	12/12/2017	699	39,955
Curtis T. Pohl
	ERRP	12/14/2021			1,470	84,025
	LTIP	2/11/2021			3,721	212,692
	ERRP	12/22/2020			1,406	80,367
	LTIP	2/12/2020			2,504	143,129
	ERRP	12/18/2019			1,005	57,446
	ERRP	12/13/2018			1,093	62,476
	ERRP	12/12/2017	1,102	62,990
Bobbi L. Schroeppel
	ERRP	12/14/2021			1,395	79,738
	LTIP	2/11/2021			3,239	185,141
	ERRP	12/22/2020			1,335	76,309
	LTIP	2/12/2020			1,965	112,319
	ERRP	12/18/2019			710	40,584
	ERRP	12/13/2018			772	44,128
	ERRP	12/12/2017	764	43,670
(1)    The performance units granted in February 2020 and 2021 will vest, if at all, on December 31, 2022 and 2023, respectively, subject to the satisfaction of the applicable performance and market criteria and generally subject to the recipient’s continued employment through such date. Based on performance through December 31, 2021, we are below target for payout of the 2020 and 2021 grants. As required by the SEC’s disclosure rules, the number of units and payout value shown for the 2020 grants and the 2021 grants assume a target level of performance (100 percent).
(2)    Values were calculated based on a $57.16 closing price of our common stock on December 31, 2021.

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Executive Pay
(3)    The performance-based restricted share units granted under the ERRP in December 2017, 2018, 2019, 2020, and 2021 will vest, if at all, on December 31, 2022, 2023, 2024, 2025, and 2026, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date. The 2017 ERRP award has satisfied the applicable performance criteria.
Pay After Employment Ends
We have two separate defined benefit pension plans that cover employees hired prior to January 1, 2009. The NorthWestern Energy Pension Plan is applicable to employees who began their employment in Montana, and the NorthWestern Corporation Pension Plan is applicable to employees who began their employment in South Dakota or Nebraska. The table below summarizes for each of our named executive officers the years of credited service, present value of accumulated benefit, and any payments during the last fiscal year.
2021 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert C. Rowe	NorthWestern Energy Pension Plan	13.00	949,969	—
Brian B. Bird	NorthWestern Corporation Pension Plan	18.08	282,541	—
Heather H. Grahame (1)	—	—	—	—
Crystal D. Lail	NorthWestern Corporation Pension Plan	18.93	155,778	—
Curtis T. Pohl	NorthWestern Corporation Pension Plan	35.39	535,642	—
Bobbi L. Schroeppel	NorthWestern Corporation Pension Plan	23.63	278,629	—
(1)    Ms. Grahame joined the company after the pension plans were closed to new entrants and therefore is not eligible to participate.

We calculated the present value of accumulated benefits assuming benefits commence at age 65 and using the discount rate, mortality assumption, and assumed payment form consistent with those disclosed in Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. While we calculated the present values in the table above assuming that benefits commence at age 65, the table to the right summarizes the cash balance available if the individual had terminated service as of December 31, 2021.
Name	Cash Balance ($)
Robert C. Rowe	673,336
Brian B. Bird	272,470
Heather H. Grahame	—
Crystal D. Lail	136,080
Curtis T. Pohl	510,337
Bobbi L. Schroeppel	258,575

Under the NorthWestern Energy Pension Plan, a participant’s account grows based upon (1) contributions we make once per year, and (2) interest credits at the rate of six percent per year. Our contributions range from (a) three percent to 12 percent for eligible compensation, plus (b) 1.5 percent to six percent for eligible compensation above one-half of the taxable social security wage base. Upon termination of employment, an employee who is at least 50 years old with five years of service may begin receiving a monthly annuity or defer receiving benefits until he or she is required to take a minimum distribution. Mr. Rowe currently is eligible for this early retirement option.
Under the cash balance formula of the NorthWestern Corporation Pension Plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from three percent to 7.5 percent for compensation below the taxable wage base, and such amounts are doubled for compensation above the taxable wage base. Upon termination of employment, an employee (or if deceased, his or her beneficiary) may elect to (a) defer receiving benefits until he or she is required to take a minimum distribution or (b) receive an early retirement benefit of either (i) a lump sum payment equal to the cash balance in the account or (ii) a monthly annuity if age 55 or greater. Messrs. Bird and Pohl and Ms. Schroeppel currently are eligible for the lump sum early retirement option. Messrs. Bird and Pohl also are eligible for the monthly annuity early retirement option.
For both pension plans, credited years of service are based on actual hire date, and pensionable earnings include base pay only. Mercer Human Resources Consulting, the actuary for our pension plans, calculated the present value of accumulated benefits using participant data provided by us.

NorthWestern Energy | Proxy Statement | Page 39

Executive Pay

Non-qualified Deferred Compensation
We implemented a deferred compensation plan in 2009. Mr. Rowe is the only named executive officer who has deferred compensation into the plan, although he did not elect to defer any compensation in 2021. The deferred compensation plan is discussed in the Compensation Discussion and Analysis—Other Pay Policies—Non-qualified Deferred Compensation section of this proxy statement.
Our executive officers receive annual grants under our ERRP program. Pursuant to the terms of the ERRP award agreement, when a grant vests, our executive officers receive restricted share units, which we credit to an account for each executive officer similar to a deferred compensation account. These restricted share units are not deferrals under our deferred compensation plan; however, the restricted share units are similar to deferred compensation because an executive officer cannot access the units until he or she is no longer our employee. For more details about our ERRP program, please refer to the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement.
The table below summarizes the participation in the deferred compensation plan and our ERRP program by our named executive officers in 2021.

	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance on December 31, 2021 ($) (2)
Robert C. Rowe (3)	—	362,463	431,433	—	10,225,220
Brian B. Bird	—	125,342	20,650	—	488,609
Heather H. Grahame	—	87,814	14,845	—	351,257
Crystal D. Lail	—	41,608	1,823	—	43,128
Curtis T. Pohl	—	68,504	11,659	—	275,884
Bobbi L. Schroeppel	—	46,723	7,912	—	187,202
(1)    All registrant contributions in 2021 relate to the ERRP program and are reported as compensation to such executive officer in the Summary Compensation Table on page 36. None of the earnings were reported as compensation to such executive officer in the Summary Compensation Table on page 36.
(2)    Reflects the following amounts for each of the following executive officers related to the ERRP program that were reported as compensation to such executive officer in the prior Summary Compensation Tables: Mr. Rowe, $1,138,355; Mr. Bird, $370,296; Ms. Grahame, $269,681; Ms. Lail, $0 (Ms. Lail’s first compensation under the ERRP program occurred in 2021); Mr. Pohl, $212,258; and Ms. Schroeppel, $146,400.
(3)    Mr. Rowe’s elective contributions under the deferred compensation plan are $4,584,407, in the aggregate, all of which were reported as compensation in the Summary Compensation Table for prior years.
Termination or Change in Control Arrangements
We do not have any severance agreements or golden parachute agreements. However, we do provide a Key Employee Severance Plan to certain employees, including our named executive officers, covering involuntary terminations without cause, and our Equity Compensation Plan includes change-in-control provisions. Details regarding these arrangements follow.
Key Employee Severance Plan
Our named executive officers participate in our Key Employee Severance Plan. The Compensation Committee believes that it is appropriate for us to have a severance plan to provide a consistent means of addressing severance situations.
The Key Employee Severance Plan does not provide for change in control payments, but it does provide for the payment of severance benefits in the event an officer is terminated involuntarily without cause. Cause generally is defined in the Key Employee Severance Plan as (1) fraud, misappropriation of corporate property or funds, or embezzlement; (2) malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which is willful or grossly negligent; (3) failure to comply with our Code of Conduct; (4) illegal conduct, gross misconduct, or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the company; or (5) willful and continued failure by the employee to perform substantially his/her duties. Involuntary termination does not include a termination resulting from a participant’s death or disability.

NorthWestern Energy | Proxy Statement | Page 40

Executive Pay
The severance benefits payable to our Named Executive Officers under the Key Employee Severance Plan consist of:
•Severance Payment: A lump-sum cash payment equal to two times annual base pay plus two times targeted annual cash incentive;
•Interrupted Annual Bonus: A lump-sum cash payment equal to the amount of the annual cash incentive, pro-rated to the end of the month prior to separation of service and based on actual performance;
•Welfare Benefits: Reimbursement of Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums paid by the participant during the 24-month period following the participant’s termination date; and
•Outplacement Services: Up to $12,000 of outplacement services during the 12-month period following the participant’s termination date.
The table below shows the amount of potential cash severance that would have been payable, based on an assumed termination date of December 31, 2021, under the Key Employee Severance Plan, including the amount that each named executive officer would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans. Severance benefits are not provided in connection with terminations for cause.

Name	Base Salary ($)	Targeted Annual Incentive ($)	2x Base Salary + 2x Targeted Annual Incentive ($)	Interrupted Annual Bonus ($) (1)	COBRA Premiums ($) (2)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Robert C. Rowe	676,754	676,754	2,707,016	620,358	33,344	12,000	3,372,718
Brian B. Bird	500,000	375,000	1,750,000	343,750	46,070	12,000	2,151,820
Heather H. Grahame	441,475	242,811	1,368,573	222,577	36,077	12,000	1,639,226
Crystal D. Lail	375,000	187,500	1,125,000	171,875	33,344	12,000	1,342,219
Curtis T. Pohl	318,076	127,230	890,613	116,628	32,662	12,000	1,051,903
Bobbi L. Schroeppel	301,999	120,800	845,597	110,733	47,958	12,000	1,016,288
(1) Calculated at 100% of target and prorated for 11 of 12 months pursuant to the terms of the Key Employee Severance Plan.
(2)    Amounts calculated using COBRA premiums in effect as of December 31, 2021.
Equity Compensation Plan Change in Control Provision
All outstanding equity awards were granted under our Equity Compensation Plan. In a change in control situation, the plan provides that either the vesting of awards will accelerate so that awards will vest as to the shares that otherwise would have been unvested, or the Compensation Committee will arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

The table to the right shows the amount of potential stock value that would have been received, based on an assumed change in control date of December 31, 2021, outstanding equity awards at target payout, and a closing stock price on December 31, 2021, of $57.16. For a termination of service that does not involve a change in control, death, disability, or retirement, all outstanding equity awards granted under the Equity Compensation Plan are forfeited.
Name	Value of Accelerated Stock Vesting ($)
Robert C. Rowe	4,861,572
Brian B. Bird	1,825,290
Heather H. Grahame	1,243,230
Crystal D. Lail	774,404
Curtis T. Pohl	703,125
Bobbi L. Schroeppel	581,889
ERRP Restricted Share Units
Awards under our ERRP, as discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Awards section in this proxy statement, if earned, will be paid out in shares of common stock of the company over a five-year period following the participant’s separation of service.

NorthWestern Energy | Proxy Statement | Page 41

Executive Pay

Death, Disability, and Retirement Benefits
Our executives are covered by the standard death and disability benefits that are available to substantially all employees. In addition, upon the death, disability, or retirement of a recipient of a performance unit award, such recipient (or his or her executor or administrator) is entitled to receive a pro-rata portion of the award based on the number of full months such recipient was employed by the company, and the remaining portion of the award is forfeited. In the case of death or disability, the pro rata portion is based on the target award. In the case of retirement, the pro rata portion will be paid at the end of the performance period based upon the level of satisfaction of the applicable performance goals. An award under the ERRP vests in full upon the death or disability of the recipient.
Assuming that our named executive officers terminated their employment as a result of death, disability or retirement on December 31, 2021, each named executive officer would have received the same payout of the earned annual cash incentive award for 2021 that is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36. Similarly, each named executive officer would have received the same payout of long-term incentive compensation for the LTIP performance units whose three-year performance period ended December 31, 2021 as reflected in the “Stock Awards - Value Realized” on LTIP Vesting column in the 2021 Stock Vested Table on page 38. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards.
For the remaining outstanding grants of LTIP performance units and for the outstanding grants of ERRP restricted share units, the table below and continuing on the following page shows the original grants, the percentage of the original grants that would vest, and the vesting value of those grants, assuming (a) the applicable named executive officer terminated his or her employment as a result of death, disability or retirement on December 31, 2021, (b) the applicable goals for such performance units were subsequently satisfied at target levels, and (c) the price of the Company's Common Stock was $57.16 (the closing price on December 31, 2021) at the time payouts of such performance units and restricted share units occurred.

		Future Vesting Date	Assumed 12/31/21 Death / Disability			Assumed 12/31/21 Retirement
			Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)
Robert C. Rowe
Chief Executive Officer	ERRP	12/31/2025	9,380	100.0%	536,161	9,380	—%	—
	LTIP	12/31/2022	29,689	33.3%	565,674	29,689	33.3%	565,674
	ERRP	12/31/2024	8,976	100.0%	513,068	8,976	20.0%	102,614
	LTIP	12/31/2021	17,755	66.7%	676,922	17,755	66.7%	676,922
	ERRP	12/31/2023	6,414	100.0%	366,624	6,414	40.0%	146,650
	ERRP	12/31/2022	6,976	100.0%	398,748	6,976	60.0%	239,249
	ERRP	12/31/2021	5,862	100.0%	335,072	5,862	80.0%	268,058
				TOTAL	$3,392,269		TOTAL	$1,999,166
Brian B. Bird
President and Chief Operating Officer	ERRP	12/31/2025	3,465	100.0%	198,059	3,465	—%	—
	LTIP	12/31/2022	13,853	33.3%	263,946	13,853	33.3%	263,946
	ERRP	12/31/2024	2,587	100.0%	147,873	2,587	20.0%	29,575
	LTIP	12/31/2021	6,141	66.7%	234,130	6,141	66.7%	234,130
	ERRP	12/31/2023	1,849	100.0%	105,689	1,849	40.0%	42,276
	ERRP	12/31/2022	2,011	100.0%	114,949	2,011	60.0%	68,969
	ERRP	12/31/2021	2,027	100.0%	115,863	2,027	80.0%	92,691
				TOTAL	$1,180,509		TOTAL	$731,586
Heather H. Grahame
General Counsel and Vice President - Regulatory & Federal Gov't Affairs	ERRP	12/31/2025	2,550	100.0%	145,758	2,550	—%	—
	LTIP	12/31/2022	7,747	33.3%	147,606	7,747	33.3%	147,606
	ERRP	12/31/2024	1,952	100.0%	111,576	1,952	20.0%	22,315
	LTIP	12/31/2021	5,212	66.7%	198,711	5,212	66.7%	198,711
	ERRP	12/31/2023	1,395	100.0%	79,738	1,395	40.0%	31,895
	ERRP	12/31/2022	1,474	100.0%	84,254	1,474	60.0%	50,552
	ERRP	12/31/2021	1,420	100.0%	81,167	1,420	80.0%	64,934
				TOTAL	$848,810		TOTAL	$516,014
(1)    Values were calculated based on a $57.16 closing price of our common stock on December 31, 2021.

NorthWestern Energy | Proxy Statement | Page 42

Executive Pay

		Future Vesting Date	Assumed 12/31/21 Death / Disability			Assumed 12/31/21 Retirement
			Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)
Crystal D. Lail
Vice President and Chief Financial Officer	ERRP	12/31/2025	2,166	100.0%	123,809	2,166	—%	—
	LTIP	12/31/2022	6,679	33.3%	127,257	6,679	33.3%	127,257
	ERRP	12/31/2024	1,260	100.0%	72,022	1,260	20.0%	14,404
	LTIP	12/31/2021	1,412	66.7%	53,834	1,412	66.7%	53,834
	ERRP	12/31/2023	638	100.0%	36,468	638	40.0%	14,587
	ERRP	12/31/2022	694	100.0%	39,669	694	60.0%	23,801
	ERRP	12/31/2021	699	100.0%	39,955	699	80.0%	31,964
				TOTAL	$493,013		TOTAL	$265,847
Curtis T. Pohl
Vice President - Retail Operations	ERRP	12/31/2025	1,470	100.0%	84,025	1,470	—%	—
	LTIP	12/31/2022	3,721	33.3%	70,897	3,721	33.3%	70,897
	ERRP	12/31/2024	1,406	100.0%	80,367	1,406	20.0%	16,073
	LTIP	12/31/2021	2,504	66.7%	95,467	2,504	66.7%	95,467
	ERRP	12/31/2023	1,005	100.0%	57,446	1,005	40.0%	22,978
	ERRP	12/31/2022	1,093	100.0%	62,476	1,093	60.0%	37,486
	ERRP	12/31/2021	1,102	100.0%	62,990	1,102	80.0%	50,392
				TOTAL	$513,668		TOTAL	$293,293
Bobbi L. Schroeppel
Vice President - Customer Care, Communications and HR	ERRP	12/31/2025	1,395	100.0%	79,738	1,395	—%	—
	LTIP	12/31/2022	3,239	33.3%	61,714	3,239	33.3%	61,714
	ERRP	12/31/2024	1,335	100.0%	76,309	1,335	20.0%	15,262
	LTIP	12/31/2021	1,965	66.7%	74,917	1,965	66.7%	74,917
	ERRP	12/31/2023	710	100.0%	40,584	710	40.0%	16,233
	ERRP	12/31/2022	772	100.0%	44,128	772	60.0%	26,477
	ERRP	12/31/2021	764	100.0%	43,670	764	80.0%	34,936
				TOTAL	$421,060		TOTAL	$229,539
(1)    Values were calculated based on a $57.16 closing price of our common stock on December 31, 2021.
2021 Director Pay
Compensation to our non-employee directors in 2021 consisted of cash and stock. Each Board member receives an annual cash retainer and an annual unrestricted stock award; our Board chair receives a higher cash retainer and stock award to reflect the additional duties as Board chair. In addition, each committee member receives an annual committee member cash retainer, and each committee chair receives an additional annual cash retainer to cover the duties as committee chair.
The Board established its compensation levels for 2021 based upon the analysis and advice of the Compensation Committee’s independent compensation consultant, Willis Towers Watson, who reviewed the competitive market data concerning Board compensation from peer company comparisons and provided recommendations to the Board. The table below presents the 2021 compensation schedule for our non-employee directors (which will remain unchanged in 2022).

2021 Non-Employee Director Compensation Schedule	Cash ($)	Shares (#)
New Member Initial Stock Grant	—	1,000
Board Chair Annual Retainer (1)	150,000	3,750
Board Member Annual Retainer	50,000	2,750
Committee Chair Annual Retainer	10,000	—
Committee Member Annual Retainer	10,000	—
(1) The Board chair does not receive the Board Member annual cash and stock retainers.

NorthWestern Energy | Proxy Statement | Page 43

Executive Pay

The company also reimburses non-employee directors for the cost of participation in approved continuing education programs and the expense of traveling for Board and committee meetings. Employee directors are not compensated for service on the Board, and non-employee directors are not eligible to participate in our retirement plans.
Non-employee directors may elect to defer up to 100 percent of any qualified cash or equity-based compensation that would be otherwise payable to them, subject to compliance with NorthWestern’s 2005 Deferred Compensation Plan for Non-Employee Directors (director deferred plan) and Section 409A of the Internal Revenue Code. For those directors who defer their compensation under the director deferred plan, the meeting fee or retainer, as applicable, is the value utilized to determine the amount of deferred compensation. The deferred compensation may be invested in deferred stock units of the company’s common stock or in designated investment options that substantially mirror the qualified employee 401(k) plan options. Based on the election of the non-employee director, other than on account of death, he or she shall receive a distribution either in a lump sum or in approximately equal installments over a designated number of years (not to exceed 10 years). Distributions of deferred share units will be equal to one share of the company’s common stock for each unit. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments.
The table below sets forth the compensation received by our non-employee directors in 2021.

	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Dana J. Dykhouse, Board Chair, Compensation Chair (2)	115,000	157,190	272,190
Stephen P. Adik, Board Chair (2)	75,000	204,263	279,263
Anthony T. Clark	70,000	149,793	219,793
Jan R. Horsfall, Operations Chair	80,000	157,190	237,190
Julia M. Johnson, Governance Chair (2)	40,000	157,190	197,190
Britt E. Ide	70,000	157,190	227,190
Linda G. Sullivan, Audit Chair (3)	80,000	149,793	229,793
Mahvash Yazdi, Compensation Chair	75,000	149,793	224,793
Jeffrey W. Yingling, Governance Chair (2)	75,000	149,793	224,793
(1)    The values for stock awards reflect the grant date fair value of the awards, calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation. See Note 15 to the consolidated financial statements in our 2021 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The grant date fair value of annual stock awards made during 2021 was (a) $54.47 per share for deferred awards elected by Directors Adik, Clark, Sullivan, Yazdi, and Yingling, and (b) $57.16 for undeferred awards received by Directors Dykhouse, Horsfall, Ide and Johnson. The 2021 stock awards were deferred by Directors Adik, Clark, Sullivan, Yazdi and Yingling under the deferred compensation plan described above. The total deferred share units outstanding as of December 31, 2021 (rounded down to the nearest whole number), are as follows: Mr. Adik – 3,980; Mr. Clark – 13,681, Ms. Sullivan – 15,272, Ms. Yazdi – 5,031 and Mr. Yingling – 7,457.
(2)    Effective April 22, 2021, Mr. Adik and Ms. Johnson retired from our Board. Mr. Dykhouse succeeded Mr. Adik as our independent Board chair, and Mr. Yingling succeeded Ms. Johnson as chair of our Governance Committee. When Mr. Dykhouse assumed the Board chair role, Ms. Yazdi succeeded him as chair of our Compensation Committee.
(3)    Ms. Sullivan deferred (under the Director Deferred Plan) all of her fees earned or paid in cash for 2021.

NorthWestern Energy | Proxy Statement | Page 44

Director Pay
Corporate Governance
Our Board oversees the business of the company. It establishes overall policies and standards for us and reviews the performance of our management. The Board operates pursuant to our Corporate Governance Guidelines that establish the company’s corporate governance philosophy and the policies and practices we follow while governing the company and its affiliates. In addition to our Corporate Governance Guidelines, the principal documents which establish our primary corporate governance practices are listed below and can be found on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

•Certificate of Incorporation •Bylaws •Audit Committee Charter •Compensation Committee Charter •Governance Committee Charter •Operations Committee Charter •Corporate Governance Guidelines
•Code of Conduct and Ethics
•Code of Ethics for the Chief Executive Officer and Senior Financial Officers
•Corporate Political Contributions Policy
•Insider Trading Policy
•Related Persons Transactions Policy
•Complaint Procedures for the Audit Committee of the Board

We are committed to strong corporate governance. As governance standards have evolved, we have enhanced our governance practices as appropriate to best serve the interests of our shareholders. Our commitment to corporate governance best practices has been nationally recognized. Moody’s Investment Services rated our governance practices as 5th best among 50 publicly traded North American utility and power companies in 2019. Our proxy disclosures have been recognized by Corporate Secretary magazine and the NYSE Governance Services. Our 2014 and 2019 proxy statements received Corporate Secretary’s Best Proxy Statement (mid-cap) award, and our 2014 proxy statement also received NYSE's Exemplary CD&A award. We also have been a finalist for Corporate Secretary’s Best Proxy Statement in 2012, 2013, 2016, 2017, and 2018.

What We Do

•Annual election of all directors.
•Majority vote plus resignation standard in uncontested elections. If a director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the director must submit a resignation for the Board to consider.
•Allow shareholders owning 25 percent of our shares to call a special meeting.
•Independent board. Our Board is comprised entirely of independent directors, except our CEO.
•Independent Board Chair.
•Independent Board committees. Each of our Board committees (audit, compensation, governance, and operations) is made up solely of independent directors.
•Committee authority to retain independent advisors. Each of our Board committees has the authority to retain independent advisors, which will be paid for by the company.
•Code of Conduct and Ethics. We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. Our Code of Conduct and Ethics applies to all employees, as well as the Board. We also have a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers concerning financial reporting and other related matters.
•Robust stock ownership guidelines for executive officers (2x to 6x) and directors (5x).

NorthWestern Energy | Proxy Statement | Page 45

What We Don’t Do

•Poison pill. We do not have a shareholders rights plan or poison pill.
•Hedging of company securities. We do not allow our directors, executives, or employees to hedge company securities.
•Corporate political contributions. We do not make contributions to candidates for political office, political parties, or committees, or political committees organized to advance political candidates.
•Supermajority voting. We do not have supermajority voting provisions in our certificate of incorporation or bylaws, except to approve (or amend provisions concerning) certain business combinations or mergers.

Board of Directors
Our current Board has eight members. However, our bylaws authorize a Board consisting of five to 11 directors, as determined by our Board. Board members are elected at each annual meeting to serve for approximately one year, until the next annual meeting of shareholders (or until a successor is able to serve). If any director is not elected or is unable to complete his or her term, the Board may choose a substitute to fill the vacant position for the remainder of that term or reduce the number of directors on the Board. We believe a limited number of directors helps maintain personal and group accountability.
Our Board acts as a coherent team within an environment that allows individual insights to contribute to group consensus. Our Board focuses on long-term company success and maintains an effective dialogue with management through constructive relationships which provide timely and appropriate deliberation.
Each of our directors has exceeded the stock ownership requirements established by our Corporate Governance Guidelines and continues to hold stock in excess of the ownership requirements. For a summary of our stock ownership guidelines, please see the Stock Information / Who owns our stock / Stock Ownership Guidelines section of this proxy statement. Each director is also recognized as a Governance Fellow or Leadership Fellow by the National Association of Corporate Directors (NACD) and six of our eight directors are NACD Directorship CertifiedTM.
Our Board is actively engaged both inside and outside of the boardroom. Our Board members have knowledge and insight that enable them to provide guidance concerning our business, with particular focus on corporate strategy, ESG matters, operational and financial performance, succession planning, executive compensation, risk management and operating performance. Prior to the COVID-19 pandemic, our Board members spent time in our service territory interacting with our employees, customers and community leaders and look forward to doing so again when it is safe. They seek and participate in learning opportunities to stay abreast of the latest industry and corporate governance developments affecting their role as directors.
Normally, most of our Board meetings, including the annual meeting, are held throughout our service territory at approximately twelve rotating locations to allow our Board to better understand the company culture; however, because of the pandemic, this has not been possible. We will reinstitute this practice when safe to do so. The practice of rotating meeting locations offers several educational opportunities for our Board members, including attending receptions of community leaders and meetings with employees. These opportunities are intended to inform our Board about the communities we serve and the concerns and successes of our employees. Holding Board meetings in our service territory allows our Board to gain a broader understanding of various areas of our company and permits non-management employees to make presentations to the Board that highlight their work.
Our Board considers attendance at Board and Shareholder meetings and participation by directors in determining continued service on the Board. Attendance and participation is reviewed as part of an annual self-evaluation process. The Board held 7 meetings in 2021. Each of our directors attended 100 percent of the meetings of the Board and of each committee on which he or she served. The company encourages its directors to attend the annual meeting of shareholders and expects its directors to attend whenever reasonably possible. At our last annual meeting of shareholders in April 2021, all but one of our directors were in attendance for the virtual meeting.

NorthWestern Energy | Proxy Statement | Page 46

Corporate Governance

Board Diversity
Our Board values the diversity of its members. When considering director nominees, our Board strives to identify nominees that will provide insight to our Board from a number of perspectives, with equal importance placed on gender, age, ethnicity, skills and background, as well as location of residence. Our Board believes diversity is important because varied perspectives expand the Board’s ability to provide relevant guidance to our business. 2020 Women on Boards previously has recognized our Board’s gender diversity. As depicted below, our slate of eight director nominees demonstrates diversity.

Our individual Board members also have varied expertise and bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a vast collective skill set which is advantageous to the Board’s oversight of our company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside our industry. A high level overview of the skills and backgrounds of our director nominees is below.

	Clark	Dykhouse	Horsfall	Ide	Rowe	Sullivan	Yazdi	Yingling
Utility	●			●	●	●	●	●
Finance		●	●		●	●	●	●
Executive	●	●	●	●	●	●	●	●
Regulatory	●			●	●	●	●
Engineering				●
Tech / Info / Cyber			●			●	●	●
Service Territory		●		●	●
Legal / Pub Policy	●		●	●	●
Marketing			●	●
Board	●	●	●	●	●	●	●	●
NACD Credentialed	●	●	●	●	●	●	●	●
Diversity				Female		Female	Female; Middle Eastern descent
Nasdaq Director Diversity Disclosure
Nasdaq Board Diversity Rules
On August 6, 2021, the Securities and Exchange Commission approved two Nasdaq Stock Market LLC (Nasdaq) proposed rules concerning board diversity. Nasdaq Rule 5605 requires each Nasdaq-listed company to either have a diverse board or explain why it does not. To be a diverse board, Rule 5605 requires the board to have one “diverse” director by the time of the company’s annual meeting in 2023 and two diverse directors by the 2025 annual meeting.
The second Nasdaq director diversity rule, Rule 5606, requires each Nasdaq-listed company to disclose its board diversity on an annual basis pursuant to a template Nasdaq has provided for such disclosure that may not be

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Corporate Governance

modified by the company. Although Rule 5606 mandates a specific template for the form of required disclosure, it also allows a company the option to provide additional diversity disclosure.
Nasdaq Diversity
Nasdaq opted to follow the United States Census Bureau’s classifications of underrepresented demographics to define diversity. While Nasdaq’s use of a common standard for diversity likely will lead to uniform disclosures, we believe the classifications neglect various underrepresented minorities in the United States.
To be “diverse,” Rule 5605 requires (a) at least one director who self identifies as female, and (b) at least one other director who self-identifies as an underrepresented demographic. The underrepresented demographics include: African American or Black; Alaskan Native or Native American; Asian; Hispanic or Latinx; Native Hawaiian or Pacific Islander; LGBTQ+; and anyone identifying with two or more demographics. We agree with these classifications. However, Nasdaq’s White classification (which is not an underrepresented demographic) includes a person having origins in the Middle East or North Africa. While the Nasdaq and the U.S. Census Bureau do not include Middle Eastern or North African individuals as an underrepresented demographic, other classification systems do.
Based on Nasdaq Rule 5605, our Board includes three directors who self identify as females. Thus we currently meet the Rule’s 2023 requirement for one diverse director. However, we do not currently meet the Rule’s 2025 diversity requirement of two diverse directors because our director of Middle Eastern descent (who has an incredible life story) does not satisfy Nasdaq’s underrepresented demographics classification. As part of our Board’s ongoing succession planning efforts, our Board will evaluate whether we will seek to add one of Nasdaq’s underrepresented demographics or choose to explain why we believe our diversity is appropriate.
Nasdaq Rule 5606 Disclosure

NorthWestern Corporation Board Diversity Matrix (as of March 7, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not disclose Demographic Background	0

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Corporate Governance

Individual Directors
The biographies of our eight individual Board nominees, each of whom is currently serving as a member of the Board, are provided below.

Anthony T. Clark Director since 2016 Age: 50
Senior Advisor, Wilkinson Barker; former Commissioner, FERC and NDPSC

Biography: Mr. Clark is a Senior Advisor with Wilkinson Barker Knauer, LLP since 2016. Prior to that he had a distinguished career as a public servant. Most recently, he was a Commissioner with the Federal Energy Regulatory Commission (2012-16), and before that a commissioner with the North Dakota Public Service Commission (NDPSC) from 2001-12 (including five years as its chair). While serving with the NDPSC, Mr. Clark also was an active member of the National Association of Regulatory Utility Commissioners (NARUC), serving as its president as well as a member of its board and executive committee, and the chair of NARUC’s telecommunications committee. Mr. Clark served in North Dakota’s state government as Labor Commissioner (1999-2000), administrative officer for the North Dakota tax department (1997-99), and as a state legislator (1994-97).

Skills and Qualifications: Our Board concluded that Mr. Clark is qualified to serve as a Board member because of his 15+ years of experience as a federal and state utility regulator. He has in-depth knowledge of the regulatory, public policy and market dynamics that are impacting the operations of current and future opportunities for electric and natural gas utilities. His extensive experience at the nexus of complex federal and state jurisdictional issues, including the development of electricity markets, market oversight and enforcement and permitting of large energy infrastructure projects is important for our company. He has additional experience regarding employment matters gained from his time as the North Dakota Labor Commissioner. Mr. Clark also has been an NACD Governance Fellow since 2017, and in 2022 the National Association of Corporate Directors recognized him as NACD Directorship CertifiedTM, demonstrating his commitment to boardroom excellence.

Experience Highlights:
Utility, Executive, Regulatory,
Legal/Public Policy, Board, and NACD Directorship CertifiedTM

Independent Director

NorthWestern Committees:
Compensation, Governance

Other Public Boards:
None

Dana J. Dykhouse Director since 2009 Age: 65 Board Chair
Chief Executive Officer, First PREMIER Bank

Biography: Mr. Dykhouse is the Chief Executive Officer of First PREMIER Bank, a regional bank headquartered in Sioux Falls, South Dakota, with bank locations across eastern South Dakota (since 1995). He has served in a variety of executive leadership roles in community and professional organizations and non-public company boards in South Dakota.

Skills and Qualifications: Our Board concluded that Mr. Dykhouse is qualified to serve as a Board member because of his reputation as a respected civic, community and professional leader in South Dakota. Mr. Dykhouse has served as chief executive officer of a $3.0 billion regional bank for 25+ years and provides a local perspective on the issues relevant to our service area that spans the eastern one-third of South Dakota. Mr. Dykhouse has 35+ years of experience in the financial services industry and is considered financially literate under Nasdaq rules. Mr. Dykhouse also has been an NACD Governance Fellow since 2011, and in 2021 the National Association of Corporate Directors recognized him as NACD Directorship CertifiedTM, demonstrating his commitment to boardroom excellence.

Experience Highlights: Finance, Executive, Service Territory, Board, and NACD Directorship CertifiedTM Independent Director NorthWestern Committees: None. Board Chair Other Public Boards: None

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Corporate Governance

Jan R. Horsfall Director since 2015 Age: 61
Managing Partner, Red Surfboard

Biography: Mr. Horsfall is the managing partner of Red Surfboard, a business consultant practice focused on the energy, biology, agriculture, and consumer sectors. He is the former chief executive officer of Universal Lubricants, LLC; chief marketing officer of Turbine Inc.; founder and chief executive officer of Gemini Voice Solutions, Inc.; vice president of marketing for Lycos, Inc., and vice president of consumer brand strategy for Valvoline. Mr. Horsfall is a current board member of Four Gardens, Ltd., an agriculture technology company, and previously served on the boards of other privately held and non-profit entities.

Skills and Qualifications: Our Board concluded that Mr. Horsfall is qualified to serve as a Board member because of his executive experience as a chief executive officer, chief marketing officer and other executive leadership positions. He is financially literate according to Nasdaq standards and has experience with technology, mergers, acquisitions, and the growth and development of companies. Mr. Horsfall also has been an NACD Governance Fellow since 2015 and obtained his CERT Certificate in Cybersecurity Oversight (issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University) through the NACD in 2017, each demonstrating his commitment to boardroom excellence.

Experience Highlights:
Finance, Executive, Marketing, Tech / Info / Cyber, Pub Policy, Board, and NACD Governance Fellow

Independent Director

NorthWestern Committees:
Audit, Operations (Chair)

Other Public Boards:
None

Britt E. Ide Director since 2017 Age: 50
President, Ide Energy & Strategy

Biography: Ms. Ide is the President of Ide Energy & Strategy (since 2011). She is a member of the Board of Directors of ATLIS Motor Vehicles (since 2021), an electric work truck and battery company, and of CleanTech Acquisition Corp. (Nasdaq: CLAQ) (since 2021). Previously, she served as the interim Chief Executive Officer of the Big Sky Chamber of Commerce (2016) and Senior Counsel at Idaho Power Company, Associate General Counsel at Healthwise, Inc., Senior Attorney at Albertson's Inc., and Counsel at Boise Cascade Corporation. Ms. Ide currently serves as an ambassador of the DOE/MIT/Stanford Clean Energy Education & Empowerment Initiative. She is a frequent speaker on ESG and climate to groups, including NACD and Corporate Board Member.

Skills and Qualifications: Our Board concluded that Ms. Ide is qualified to serve as a Board member because of her 25+ years of business, engineering and legal experience, her utility and energy industry experience, her technology background, and, as a resident of our service territory, her local perspective on relevant regulatory, political and community issues. Ms. Ide has been an NACD Leadership Fellow since 2017, demonstrating her commitment to boardroom excellence.

Experience Highlights:
Utility, Executive, Regulatory, Engineering, Tech / Info / Cyber, Service Territory, Legal/Public Policy, Board, and NACD Leadership Fellow

Independent Director

NorthWestern Committees:
Compensation, Governance

Other Public Boards:
CleanTech Acquisition Corp.

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Corporate Governance

Robert C. Rowe Director since 2008 Age: 66
Chief Executive Officer, NorthWestern Corporation

Biography: Mr. Rowe is the Chief Executive Officer of NorthWestern Corporation (since August 2008). From 2008 to 2021, Mr. Rowe also served as President of NorthWestern Corporation. Prior to that he was co-founder and senior partner at Balhoff, Rowe & Williams, LLC, a specialized national professional services firm providing financial and regulatory advice to clients in the telecommunications and energy industries (January 2005−August 2008). He also previously served as commissioner (1993-2002) and chair (2003-04) of the Montana Public Service Commission. Mr. Rowe serves on the Board of Directors and Executive Committee of the Edison Electric Institute; the Board of Directors and Executive Committee of the American Gas Association; the Board of Directors and Executive Committee of the Western Energy Institute; the Yellowstone Forever Board of Directors (the official non-profit partner to Yellowstone National Park), the University of Montana Foundation Board of Directors; the Jack Creek Preserve Board of Directors; and, the Health Care Services Corporation Montana Advisory Board (Blue Cross Blue Shield of Montana).

Skills and Qualifications: Our Board concluded that Mr. Rowe is qualified to serve as a Board member because of his position as chief executive officer of our company and his significant experience in the regulatory and public policy arenas. Mr. Rowe previously founded and was senior partner for three and one-half years in a specialized national professional services firm providing financial and regulatory advice to clients in the telecommunications and energy industries. In addition, Mr. Rowe previously served 12 years as a commissioner (and chairman) of the Montana Public Service Commission. Mr. Rowe also served a term as president of the National Association of Regulatory Utility Commissioners. Mr. Rowe is financially literate under Nasdaq rules. Mr. Rowe also has been an NACD Governance Fellow since 2011, and in 2021 the National Association of Corporate Directors recognized him as NACD Directorship CertifiedTM, demonstrating his commitment to boardroom excellence.

Experience Highlights:
Utility, Finance, Executive, Regulatory, Service Territory,
Legal / Public Policy, Board,
and NACD Directorship CertifiedTM

Non-Independent Director

NorthWestern Committees:
None

Other Public Boards:
None

Linda G. Sullivan Director since 2017 Age: 58
Retired Executive Vice President and Chief Financial Officer of American Water

Biography: Ms. Sullivan is a member of the Board of Directors of AltaGas Ltd., a North American energy infrastructure business (TSE: ALA), serving on its Audit Committee (chair as of March 5, 2022) and Human Resources and Compensation Committee. She is the retired executive vice president and chief financial officer (CFO) of American Water Works Company, Inc., the largest publicly traded U.S. water and wastewater utility company (2014-19). In that role, Ms. Sullivan also had oversight responsibilities for American Water’s information technology team. Prior to joining American Water in April 2014, Ms. Sullivan completed 22 years of progressive leadership roles at the Edison International Companies, serving as senior vice president and CFO of Southern California Edison (2009-14), vice president and controller of both Edison International and Southern California Edison for five years, and prior to that performing finance and accounting functions at the corporate level and within an operating business unit at the utility. Before her career at Edison International, Ms. Sullivan was a senior auditor with Arthur Andersen, LLP. Ms. Sullivan has been a Certified Public Accountant since 1991 (inactive) and a Certified Management Accountant since 1995. Ms. Sullivan previously served as a board member of the University of Maryland University College Ventures, a non-profit organization dedicated to supporting accessible, affordable quality education to adult students, the U.S. Environmental Protection Agency (Financial Advisory Board); Crystal Stairs Inc., a non-profit organization assisting working families with childcare services in underserved communities in Los Angeles County; and Executive Services Corps, which provides coaching and consulting for nonprofits throughout southern California.

Skills and Qualifications: Our Board concluded that Ms. Sullivan is qualified to serve as a Board member on our Board because of her 30+ years of utility, finance, regulatory, and technology experience, her financial proficiency – audit committee financial expert (SEC), financially literate (Nasdaq), and her financial expertise as a Certified Public Accountant since 1991 (inactive) and Certified Management Accountant since 1995. Ms. Sullivan also has been an NACD Governance Fellow since 2017, and in 2021 the National Association of Corporate Directors recognized her as NACD Directorship CertifiedTM, demonstrating her commitment to boardroom excellence.

Experience Highlights:
Utility, Finance, Executive,
Regulatory, Tech / Info / Cyber, Board, and NACD Directorship CertifiedTM

Independent Director

NorthWestern Committees:
Audit (chair), Operations

Other Public Boards:
AltaGas Ltd.

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Corporate Governance

Mahvash Yazdi Director since 2019 Age: 70
President, Feasible Management Consulting

Biography: Ms. Yazdi is the President of Feasible Management Consulting, a company that provides strategic consulting in energy, innovation, technology, and telecommunication (since 2012). As a nationally known leader, she continues to bring her expertise and insights to the publicly held, private and non-profit company boards on which she serves. She is currently on the board of Anterix (Nasdaq: ATEX), a telecommunication company with the largest licensed 900MHZ spectrum in the United States. She is the Chair of Prologis (NYSE: PLD) Energy Advisory Board, focusing on transportation and energy for one of the world’s largest logistic companies and also is a member of the Advisory Board of Infosys Corporation and serves in a strategic advisory role for Energy Capital Ventures. As the former senior vice president of business integration and chief information officer (1997-2012) of Edison International and Southern California Edison, she successfully oversaw business transformation initiatives and technology implementations of smart meter and  smart grid programs. She was also the co-chair of the Edison Electric Institute’s CIO advisory council, leading the energy industry activities in cyber security and privacy. Prior to that role, she held various roles at Hughes Electronics (1980-1997), including vice president and CIO, where she was a member of the executive committee and engaged in business transformation and M&A activities.

Skills and Qualifications: Our Board concluded that Ms. Yazdi is qualified to serve as a Board Member because of her significant experience as a leader in multiple industries. She is nationally recognized for her expertise in corporate information technologies and has served on the boards of multiple technology companies. She has extensive experience and know-ledge of the utility/power industry, where she was charged with setting strategies and leading people to achieve greater growth, efficiency and performance. As former board member in the telecommunications and healthcare industries, she has been an active member of various board committees, including, Audit, Compensation, Governance, and Environmental/Safety/Operations/Technology. The National Association of Corporate Directors recognizes Ms. Yazdi as a NACD Leadership Fellow and NACD Directorship CertifiedTM, demonstrating her commitment to boardroom excellence.

Experience Highlights:
Utility, Finance, Executive, Regulatory, Tech / Info / Cyber, Board, and NACD Leadership Fellow and NACD Directorship CertifiedTM

Independent Director

NorthWestern Committees:
Compensation (Chair), Operations

Other Public Boards:
Anterix, Inc.

Jeffrey W. Yingling Director since 2019 Age: 62
Partner, Energy Capital Ventures

Biography: Mr. Yingling is a founding Partner of Energy Capital Ventures, a strategic venture fund formed to invest in early stage energy companies (since 2020). Immediately prior to forming this fund, he was a Senior Advisor in Investment Banking at Guggenheim Securities, LLC, specializing in power, energy and renewables (2017-20). From 2006-2017, he held various roles at J.P. Morgan Securities LLC, most recently as Managing Director and Head of Midwest Investment Banking where he also served as a member of the Midwest Operating Committee, led the Corporate Investment Banking practice in the region, and was the Relationship Manager for many of the firm's top power, utility and large corporate clients. He also spent more than 15 years at Morgan Stanley and was Co-Head of Dean Witter Reynolds' Public Utility Group prior to the firm's merger with Morgan Stanley. Mr. Yingling is a member of the board of directors of LendingPoint Consolidated, Inc., a data and technology platform that originates unsecured personal loans both direct to consumer online and at the point of sale and a member of the advisory board of Agentis Energy, a technology company revolutionizing the way utilities engage and empower businesses to manage energy usage. He previously served on the board of directors of Navigant Consulting, Inc. (formerly NYSE: NCI) (2018-19), before it was acquired by another company.

Skills and Qualifications: Our Board concluded that Mr. Yingling is qualified to serve as a Board member on our Board because of his 35+ years of financial, managerial and strategy experience gained from his experience in senior executive and management positions at leading international financial institutions and in the professional service sector, particularly with respect to the power and energy industry. The National Association of Corporate Directors recognizes Mr. Yingling as a NACD Leadership Fellow and NACD Directorship CertifiedTM, demonstrating his commitment to boardroom excellence.

Experience Highlights:
Utility, Finance, Executive, Tech / Info / Cyber, and NACD Leadership Fellow and NACD Directorship CertifiedTM

Independent Director

NorthWestern Committees:
Audit, Governance (Chair)

Other Public Boards:
None

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Corporate Governance

Director Succession Planning
Over the past several years, our Governance Committee has led our Board through a director succession planning process. The Governance Committee initiated the process to allow for a smooth and gradual transition from our directors who were nearing 15 years of service to new directors with the right skills for our company’s future, while preserving the culture of the Board.
The process began with a review of the individual skill sets of current members and consideration of additional skills that could be beneficial for the Board in the future, with a particular focus on the company’s strategy and emerging risks. The Governance Committee also reviewed the tenure of each existing Board member and discussed potential timing for inviting new members to join the Board. The Governance Committee then developed a general transition timeline and assembled a list of potential candidates who were identified through a combination of personal relationships, industry knowledge, and research. This foundational work regarding director succession planning has proved beneficial with the retirement of seven directors since April 2016.
The Governance Committee will continue to review and evolve its director succession planning process to meet the Board’s and the Company’s ongoing needs.
Director Candidate Evaluation
Our Governance Committee evaluates each director candidate to determine whether the Board should recommend such candidate as a director nominee. In considering new individuals for nomination as directors, the Governance Committee typically solicits recommendations from its current directors and is authorized to engage third-party advisers, including search firms, to assist in the identification and evaluation of candidates, if necessary.
Our goal is to maintain a diverse Board that operates cohesively and challenges management in a constructive way. The Governance Committee has not established specific minimum qualifications for director nominees or set forth specific qualities or skills that the committee believes are necessary for one or more directors to possess. Instead, in considering director candidates, the Governance Committee considers the diversity of our Board (with equal importance placed on gender, age, ethnicity, skills and background, as well as location of residence) and takes into account whether the Board as a whole has the skills, experience, and background that add to and complement the range of skills, experience, and background of each director, based on the following: integrity, accomplishments, business acumen, experience and education, commitment, representation of shareholders, industry knowledge, independence, and financial literacy. With the exception of the company’s CEO, all of our directors are independent, as required by our Corporate Governance Guidelines.
When nominating persons to serve on our Board, the Governance Committee considers individuals who can add value to the strategic policymaking and oversight responsibilities of the Board. A director’s ability and available time to contribute to the Board and his or her participation on other boards also are considered because we believe these factors enhance the quality of the Board’s decision-making, its oversight of management, and our business overall. The Governance Committee believes that the nominees for election at this year’s annual meeting collectively possess the experience, skills, and attributes necessary to lead the company to a long and successful future.
Our Governance Committee also has the responsibility for considering nominees for directors properly recommended by shareholders. A shareholder who wishes to submit a candidate for consideration at the annual meeting of shareholders must notify our Corporate Secretary in writing not less than 90 days and no more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The shareholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation and other information required in proxy solicitations. The nomination notice also must include the nominating shareholder’s name and address, the number of shares of our common stock beneficially owned by the shareholder and any arrangements or understandings between the nominee and the shareholder. The shareholder also must furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.
The manner in which the Governance Committee evaluates candidates recommended by shareholders is generally the same as candidates from other sources. However, the Governance Committee also will seek and consider information concerning the relationship between the recommending shareholder and the candidate to determine if the candidate can represent the interests of all of the shareholders. The Governance Committee will not evaluate a candidate recommended by a shareholder unless the shareholder notice states that the potential candidate has

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Corporate Governance

indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern and to provide all of the information required to conduct an evaluation.
Director Resignation Vote Policy
The Board has in place a Majority Plus Resignation Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (or a Majority Withheld Vote) shall promptly offer his or her resignation following certification of the shareholder vote.
Under this policy, the Governance Committee shall promptly make a recommendation to the Board regarding the resignation offer and possible responses based on the circumstances that led to the Majority Withheld Vote, if known. The Board must act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K.
Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Governance Committee receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself or herself from consideration of his or her resignation offer.
Board Independence
Independent Board Chair
Our Board has placed the responsibilities of Chair with an independent member of the Board. We believe this provides optimum accountability between the Board and our management team. In our view, it is beneficial to have an independent Chair whose sole responsibility is leading our Board members as they provide leadership to our executive team.
Our Chair is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the CEO; presiding at Board meetings, executive sessions and shareholder meetings; and serving as an ex-officio member of each Board committee. This delineation of duties allows the CEO to focus his attention on managing the day-to-day business of the company. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the company in the eyes of our customers, employees, and other stakeholders.
Each regularly scheduled Board and committee meeting provides the opportunity for executive sessions of the non-employee directors without management in attendance. These executive sessions are chaired by our Board Chair or the independent Chair of the respective committee.
Determination of Independence and Family Relationships
All of our directors are independent, with the sole exception of our CEO. A director is considered independent if he or she qualifies as “independent” under (1) Nasdaq standards and any applicable laws and (2) he or she (a) has never been an employee of the company or any of its subsidiaries, (b) is not a close relative of any management employee of the company, (c) provides no services to the company, and is not employed by any firm providing major services to the company, other than as a director, and (d) receives no compensation from the company other than director fees and benefits. The Board’s determination of independence is based upon a review of the questionnaires

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Corporate Governance

submitted on an annual basis by each director, the company’s relevant business records, publicly available information and the applicable SEC and Nasdaq requirements.
Based on its review, the Board determined that all of the non-employee directors (Messrs. Clark, Dykhouse, Horsfall, and Yingling and Mses. Ide, Sullivan, and Yazdi) are independent as defined in the listing standards noted above. Our final director, Mr. Rowe, is an executive officer of the company and, therefore, is not independent.
In addition to the independence assessment of our current directors, our Board reviewed the family relationships of our current directors and executive officers to determine the existence of any family relationships not more remote than first cousins. Based on this review, our Board determined that no such family relationships exist, except current directors Dana J. Dykhouse and Jan R. Horsfall are first cousins.
Board Committees

We have four Board committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are:
•Audit;
•Human Resources (Compensation);
•Nominating and Governance; and
•Safety, Environment, Technology and Operations (Operations).
COMMITTEES 100% INDEPENDENT
Our Board holds its committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each of our Board members is able to attend each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before a committee reaches any conclusions.

Audit Committee

Primary Responsibilities
Our Audit Committee assists the Board with oversight of:
•The company’s accounting and financial reporting processes;
•The audit and integrity of the company’s financial statements;
•The company’s compliance with legal and regulatory requirements;
•The independent auditor’s qualifications and independence;
•The performance of the company’s internal audit function and independent auditors;
•The preparation of the Audit Committee Report for the company’s proxy statement;
•Significant financings and dividend policy and dividend payment recommendations;
•The company’s key business, financial and regulatory risks; and
•Such other duties as directed by the Board.

5	Meetings in 2021

Members
Linda G. Sullivan (Chair)
Jan R. Horsfall
Jeffrey W. Yingling

(continued on next page)

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Corporate Governance

Financial Expertise, Financial Literacy, and Independence
The Board determined that each member of the Audit Committee is financially literate within the meaning of Nasdaq listing standards and is independent, as defined in the listing standards of the Nasdaq and the SEC regulations.
The Board also determined that Ms. Sullivan qualifies as an audit committee financial expert under the applicable SEC regulations.
Audit Committee Report
The Audit Committee Report is included on page 62 of this proxy statement.
Audit Committee Charter
The Audit Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2021. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

“The Audit Committee has an uncompromising focus on the integrity of financial information and a robust approach to enterprise risk management. To help ensure direct and candid communication, the Committee meetings have broad participation by company management and the Board. In addition, the Committee conducts private and separate executive sessions with the chief audit and compliance officer, company management, external auditors and the Committee itself.”
Linda G. Sullivan,
Audit Committee Chair

Governance Committee

Primary Responsibilities
Our Nominating and Governance Committee (Governance Committee) primary responsibilities are:
•Nominating and qualifying Board members, including recommending nominees for the Board and succession planning regarding current Board members;
•Determining the composition of the Board and its committees;
•Overseeing public image, including ESG and diversity and inclusion matters;
•Reviewing public policy and public image matters, including government relations and community support;
•Monitoring a process to assess Board effectiveness; and
•Developing and implementing corporate governance principles.
The Governance Committee also reviews and oversees our position on corporate social responsibilities, such as public policy issues that significantly affect us, and our shareholders, customers, and other key stakeholders.
Independence
Each member of our Governance Committee meets the independence requirements under the Nasdaq corporate governance listing standards.
Nominating and Governance Committee Charter
The Nominating and Governance Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2020. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

5	Meetings in 2021

Members
Jeffrey W. Yingling (Chair)
Anthony T. Clark
Britt E. Ide

“Corporate governance is paramount at NorthWestern. We believe strong governance leads to investor and other stakeholder confidence in the company and are proud of the national recognition our governance practices continue to receive.”
Jeffrey W. Yingling,
Governance
Committee Chair

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Corporate Governance

Compensation Committee

Primary Responsibilities
Our Human Resources Committee (Compensation Committee) acts on behalf of and with the concurrence of the Board with respect to:
•Compensation, benefits and other employment matters for executives;
•Stock-based compensation plans for employees;
•The election and appointment of executive officers and other officers;
•The assessment of the performance of the CEO;
•Succession planning for the CEO, executives and other officers; and
•The compensation of non-employee members of the Board.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee also considers input on executive compensation from our CEO and CFO.
Our Compensation Committee has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Independence
Each member of our Compensation Committee is an “outside director” as formerly defined under Section 162(m) of the Internal Revenue Code, a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act, and independent under the standards of the Nasdaq.
Compensation Committee Report
The Compensation Committee Report is included at page 35 of this proxy statement.
Compensation Committee Charter
We call this committee the Human Resources Committee because its responsibilities extend beyond the realm of compensation to other human resources and employee issues. The Human Resources Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2021. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

5	Meetings in 2021

Members
Mahvash Yazdi (Chair)
Anthony T. Clark
Britt E. Ide

“Our compensation philosophy is designed to align the interests of our shareholders, customers, employees, and regulators. But, the pandemic has had a profound and lasting impact on how we work. We demonstrate care for our employees by providing flexibility and meaningful work in an equitable workplace with competitive compensation and offering development, engagement, health, and safety.”
Mahvash Yazdi,
Compensation
Committee Chair

Independent Compensation Consultant

The Compensation Committee has directly retained Willis Towers Watson as its independent, external compensation consultant for the last several years. Willis Towers Watson is an independent consulting firm that provides services in the areas of executive compensation and benefits and has specific expertise in evaluating compensation in the utility industry. Willis Towers Watson reports directly to the Compensation Committee and, at the Compensation Committee’s request, provides an annual evaluation and analysis of trends in both executive compensation and director compensation. Willis Towers Watson also evaluates other compensation issues at the direct request of the Compensation Committee.

The Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Willis Towers Watson to do work in 2021:
1. The provision of other services to the company by Willis Towers Watson.
2. The amount of fees received from the company by Willis Towers Watson, as a percentage of the firm's total revenues.
(continued on next page)

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Corporate Governance

3. The policies or procedures of Willis Towers Watson that are designed to prevent conflicts of interest.
4. Any business or personal relationship of a member of the Compensation Committee with the regular members of the Willis Towers Watson executive compensation team serving the company.
5. Any stock of the company owned by the regular members of the Willis Towers Watson executive compensation team serving the company.
6. Any business or personal relationships between the executive officers of the company and the regular members of the Willis Towers Watson executive compensation team serving the company.

The Compensation Committee also obtained a representation letter from Willis Towers Watson addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee’s evaluation of these factors and the representations from Willis Towers Watson, the Compensation Committee concluded that Willis Towers Watson is an independent adviser and has no conflicts of interest with us.

Operations Committee

Primary Responsibilities
Our Board has delegated to our Safety, Environmental, Technology, and Operations Committee (Operations Committee) the following areas of oversight:
•Safety;
•Environmental compliance practices;
•Security (including physical and cyber security, and business continuity);
•Operations; and
•Innovation, including emerging or competing technologies and alternative energy resources.
Independence
Each member of our Operations Committee is independent.
Operations Committee Charter
The Operations Committee was created in early 2020 to allow the Board, through this committee, to devote more time to safety, environmental, technology, and operations matters. The Operations Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2021. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

5	Meetings in 2021

Members
Jan R. Horsfall (Chair)
Linda G. Sullivan
Mahvash Yazdi

“After the advent of the Safety, Environmental, Technology and Operations Committee two years ago, we've been able to delve much deeper into the critical issues within these areas.”
Jan R. Horsfall,
Operations
Committee Chair

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Corporate Governance

Other Governance Practices
Code of Conduct
Our Board adopted a Code of Conduct and Ethics (Code of Conduct) which it reviews annually and requires each employee to certify annually. Our Code of Conduct embodies the standards that form our culture and sets forth expectations of conduct for all of our officers, directors, and employees, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct focuses on our corporate vision, mission and values. You may review our Code of Conduct on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance. We intend to post on our website any amendments to, or waivers from, our Code of Conduct. In addition, our Board adopted a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller (or persons performing similar functions), which includes complaint procedures that specifically apply to this separate code. Our Board also annually reviews this separate code of ethics, which is available on our website at the location noted above. We intend to post on our website any amendments to, or waivers from, this special code of ethics.
Risk Oversight of the Company
Our Audit Committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification, control, response, and disclosure of key strategic, operational, financial, regulatory, compliance, employee, and security risks. The Audit Committee receives reports from management at least quarterly regarding the company’s assessment of risks and reports regularly to the full Board, which also considers the company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the company and review the corporate risk appetite in evaluating strategic alternatives and business development opportunities. The Compensation Committee oversees risks in human capital and compensation plans, the Governance Committee oversees risks in corporate governance and social responsibilities, and the Operations Committee addresses risks regarding environmental, health, security (cyber and physical), operational and safety matters.
The Board oversees the company’s risk management, and our CEO and executive Enterprise Risk Management Committee act to ensure that our enterprise risk management and business continuity programs (ERM) achieve their objectives. In addition, the Audit Committee ensures that the company’s key risks are reviewed in the various responsible committees on at least an annual basis. While management is responsible for the day-to-day risk management processes, we have structured our ERM reporting relationship through our Chief Audit and Compliance Officer who has a direct reporting relationship to the Audit Committee. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.
Cyber and Physical Security Oversight
Our company provides critical infrastructure to meet the needs of states, communities, and customers we serve. We recognize the importance of maintaining the trust and confidence of our customers, employees, regulators, and shareholders, and our Board devotes significant time and attention to oversight of cyber and physical security risk. From 2016 to early 2020, our Audit Committee had oversight responsibilities concerning cyber and physical security, as well as steps taken by management to understand and mitigate such risks. In early 2020, our Board established the Operations Committee and moved cyber and physical security oversight to this new committee. In 2021, our Audit Committee received quarterly updates on cyber security risk, which updates we anticipate will continue in the Operations Committee. Our Board and Operations Committee each receive regular reporting on cyber and physical security topics, and cyber security was the focus of four of our previous NACD-provided director education sessions.
Transactions with Related Persons
Our Audit Committee has adopted a written Related Persons Transaction Policy. The policy requires that any related person transaction be reviewed and approved by the Audit Committee based on its consideration of all available relevant facts and circumstances. The Audit Committee approves a related person transaction only if it determines in good faith that such transaction is in, or is consistent with, the best interests of the company and its shareholders. Specifically, the Audit Committee considers whether (1) the transaction is on terms comparable to those that could be obtained in arms-length dealing with an unrelated third party, (2) there are business reasons to enter into the

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Corporate Governance

transactions, (3) the transaction could impair the independence of a director, and (4) the transaction would present an improper conflict of interest. No material related person transactions were identified during 2021.
Under the policy, a “related person” is an officer, director, director nominee, or five percent or more shareholder of the company (as well as any immediate family member of such individuals or any entity which is owned or controlled by any of such individuals); and a “related person transaction” is a transaction involving (1) the company, (2) a related person and (3) an aggregate annual amount in excess of $120,000.
The policy also provides ratification procedures for approval of transactions that have been commenced or consummated prior to any knowledge by the Audit Committee or the Company of the involvement of a related person and for the annual review of ongoing related person transactions to ensure that such transactions continue to remain in the best interests of the company and its shareholders. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Hedging and Pledging Our Securities
Our Insider Trading Policy prohibits all of our directors, officers, and employees from engaging in certain transactions involving our securities, including hedging or other monetization transactions and publicly traded options. Specifically, the policy prohibits transactions involving publicly traded options, such as puts, calls, and other derivative securities, as well as hedging and monetization transactions, such as zero-cost collars and forward sales contracts. Our policy aims to align the interests of a director, officer, or employee with our and our shareholders’ interests and prohibits publicly traded option and hedging and monetization transactions because such transactions could create the appearance that a director, officer, or employee is trading on material non-public information, is focused on short-term performance, or otherwise misaligned. The Insider Trading Policy also prohibits our directors, officers, and employees from pledging any of our securities as collateral for a loan, unless pre-cleared by our general counsel. None of our directors or executive officers have pledged any of our securities as collateral for a loan. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Political Contributions Policy
As a public utility, we are subject to various laws and regulations at the federal, state, and local levels; and changes to these laws can affect our business, employees, communities and shareholders. Accordingly, we are committed to being an active and responsible corporate citizen.
We use our resources, through legally permissible participation in the political process, to advance matters of public policy that are consistent with our values, our legal obligations, and our Code of Conduct. We also encourage our employees to be active in civic and community activities, including by participating in the political and democratic process.
We have a formal political contributions policy. We do not make (and our policy prohibits) corporate contributions to candidates for political office, political parties, or committees, or political committees organized for the advancement of political candidates, whether federal, state, or local.
State and local ballot initiatives and referenda on important policy issues do have the potential to impact our business and our stakeholders. Accordingly, the policy permits corporate contributions in connection with such matters, as well as lobbying efforts and contributions to trade and local associations. In addition, the policy allows individual employees to make personal contributions to political action committees. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Communications with Our Board
You may contact our Board, Board Chair or independent directors, individually or as a group, by sending your communication to our Corporate Secretary at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108. The Corporate Secretary will forward any communication received to the intended recipient.

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Corporate Governance

Audit Committee Report
In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2021, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP (Deloitte), our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and the Audit Committee has discussed with Deloitte the firm’s independence. The compatibility of non-audit services was considered with the auditor’s independence.
Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

Audit Committee Linda G. Sullivan, Chair Jan R. Horsfall Jeffrey W. Yingling

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Stock Information
Who owns our stock
Our common stock is currently our only class of voting securities. The number of shares noted in the table below are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant, or right.
Stock Ownership by Directors and Executives
The following table provides information as of December 31, 2021, with respect to the beneficial ownership of shares of our common stock owned by our current non-employee directors, our named executive officers, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned Directly (#)	Unrestricted Shares of Common Stock Beneficially Owned Indirectly (#)	Deferred Stock Units (#)	Total Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
Anthony T. Clark	250	—	13,681	13,931	*
Dana J. Dykhouse	34,000	—	—	34,000	*
Jan R. Horsfall	4,105	—	—	4,105	*
Britt E. Ide	57	—	9,464	9,521	*
Linda G. Sullivan	74	—	15,273	15,347	*
Mahvash Yazdi	1,990	—	5,031	7,021	*
Jeffrey W. Yingling	1,000	—	7,458	8,458	*
Robert C. Rowe	7,230	—	177,747	184,977	*
Brian B. Bird	96,435	—	8,548	104,983	*
Heather H. Grahame	17,656	—	6,145	23,801	*
Crystal D. Lail	7,194	—	755	7,949	*
Curtis T. Pohl	14,450	—	4,826	19,276	*
Bobbi L. Schroeppel	22,159	—	3,275	25,434	*
Directors and Executive Officers as a Group (16 persons)	216,130	—	288,530	504,660	*
*Less than one percent
Stock Ownership Guidelines
We believe it is important that our interests are aligned with the interests of our shareholders. Accordingly, our Board has established robust stock ownership guidelines for our non-employee directors and executive officers. Our stock ownership guidelines are set forth in our Corporate Governance Guidelines on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Under our stock ownership guidelines and as shown on the table on the next page, each non-employee director must retain at least five times the value of his or her annual cash Board member or Board chair retainer in common stock or deferred stock units within five years of commencing service on our Board. For executives, the stock ownership guidelines range from two to six times base salary as summarized in the table below. Each executive is restricted, absent a hardship and prior Board approval, from selling stock until his or her guideline amount is achieved and must continue to maintain the required ownership level once it is obtained.

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Our Board instituted stock ownership guidelines to require its members and our executives to hold a meaningful financial stake in the company to align our interests with those of our shareholders. As summarized in the table below, all of our directors and named executive officers have satisfied the applicable stock ownership guideline, with the exceptions of Jan Horsfall who, as of the date of this Proxy Statement, has satisfied his stock ownership requirement, and Crystal Lail, who became a named executive officer for the first time in 2021 upon her promotion to vice president and chief financial officer.

Satisfaction of Stock Ownership Guidelines
	Pay Subject to Multiple ($)	Multiple Required	Stock Ownership Requirement ($)	Number of Shares and DSUs Owned (#)	Value of Shares and DSUs Owned ($) (1)	Percent of Guideline Achieved as of Dec. 31, 2021 (1)
Directors
Anthony T. Clark	50,000	5x	250,000	13,931	796,296	319%
Dana J. Dykhouse, Board Chair	150,000	5x	750,000	34,000	1,943,440	259%
Jan R. Horsfall	50,000	5x	250,000	4,105	234,642	94%	(2)
Britt E. Ide	50,000	5x	250,000	9,521	544,220	218%
Linda G. Sullivan, Audit Chair	50,000	5x	250,000	15,347	877,235	351%
Mahvash Yazdi, Compensation Chair	50,000	5x	250,000	7,021	401,320	161%
Jeffrey W. Yingling, Governance Chair	50,000	5x	250,000	8,458	483,459	193%
Executives
Robert C. Rowe	676,754	6x	4,060,524	184,977	10,573,285	260%
Brian B. Bird	500,000	5x	2,500,000	104,983	6,000,828	240%
Heather H. Grahame	441,475	3x	1,324,425	23,801	1,360,465	103%
Crystal D. Lail	375,000	4x	1,500,000	7,949	454,365	30%
Curtis T. Pohl	318,076	3x	954,228	19,276	1,101,816	115%
Bobbi L. Schroeppel	301,999	2x	603,998	25,434	1,453,807	241%
(1)Value of shares and DSUs owned and percent of percent of guideline achieved are calculated as of December 31, 2021, using a closing stock price of $57.16.
(2)As of publication of this proxy statement, Mr. Horsfall owns 6,855 shares valued at $391,832 based on the December 31, 2021, closing stock price of $57.16. His current percent of guideline achieved is 157 percent.

Largest Shareholders
The table below sets forth information regarding whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock. The information reflected in the table is based solely on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act as of February 28, 2022.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
BlackRock, Inc. (1)	8,778,356	16.2
55 East 52nd Street, New York, NY 10022
The Vanguard Group (2)	5,525,331	10.2
100 Vanguard Blvd., Malvern, PA 19355
American Century Investment Management, Inc. (3)	3,721,613	6.9
4500 Main Street, 9th Floor, Kansas City, MO 64111
T. Rowe Price Associates, Inc. (4)	2,833,636	5.2
100 E. Pratt Street, Baltimore, MD 21202
(1)    Reflects shares beneficially owned by BlackRock, Inc. as of December 31, 2021, according to a statement on Schedule 13G/A filed with the SEC on January 26, 2022, which indicates that the beneficial owner, a holding company or control person in accordance with Rule 13d-1(b), has sole voting power with respect to 8,404,351 shares and sole dispositive power with respect to 8,778,356 shares. The beneficial owner

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Stock Information
holds shared voting or dispositive power with respect to none of the shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.
(2)    Reflects shares beneficially owned by The Vanguard Group, as of December 31, 2021, according to a statement on Schedule 13G/A filed with the SEC on February 9, 2022, which indicates that the beneficial owner, an investment adviser in accordance with Rule 13d-1, has sole voting power with respect to 0 shares and sole dispositive power with respect to 5,413,128 shares. The beneficial owner has shared voting power with respect to 64,884 shares and shared dispositive power with respect to 112,203 shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.
(3)    Reflects shares beneficially owned by American Century Investment Management, Inc., American Century Companies, Inc., and Stowers Institute for Medical Research, as of December 31, 2021, according to a statement on Schedule 13G filed with the SEC on February 4, 2022, which indicates that the beneficial owners – respectively, an investment adviser in accordance with Rule 13d-1, a parent holding company or control person in accordance with Rule 13d-1(b), and a parent holding company or control person in accordance with Rule 13d-1(b) – has sole voting power with respect to 3,596,080 shares and sole dispositive power with respect to 3,721,613 shares. The beneficial owner has shared voting or dispositive power with respect to none of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.
(4)    Reflects shares beneficially owned by T. Rowe Price Associates, Inc., as of December 31, 2021, according to a statement on Schedule 13G filed with the SEC on February 14, 2022, which indicates that the beneficial owner, an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power with respect to 982,159 shares and sole dispositive power with respect to 2,833,636 shares. The beneficial owner has shared voting or dispositive power with respect to none of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.
Stock for Compensation Plans
The table below presents summary information about our Equity Compensation Plan, as of the close of business on December 31, 2021:
a.The aggregate number of shares of our common stock subject to outstanding stock options, warrants, and rights, including unvested performance units and unvested restricted share units;
b.The weighted average exercise price (or grant date fair value) of those outstanding stock options, warrants, and rights; and
c.The number of shares that remain available for future option grants, excluding the number of shares to be issued upon the exercise of outstanding options, warrants, and rights.
For additional information regarding our long-term incentive plans and the accounting effects of our stock-based compensation, please see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	249,842	(2)	$55.57	(3)	828,486	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	249,842				828,486
(1)     Consists of the Equity Compensation Plan, which is the company’s only equity compensation plan.
(2)     Consists of (a) 162,523 unvested performance units, with a weighted average grant date fair value of $58.76, granted to employees who participate in our LTIP, and (b) 87,319 unvested restricted share units, with a weighted average grant date fair value of $49.63, granted to executive officers under our ERRP. For descriptions of our LTIP and ERRP, please see the Compensation Discussion and Analysis section of this proxy statement.
(3)    Amount represents the weighted average grant date fair value of the outstanding awards reflected in column (a).
(4)    Awards under the Equity Compensation Plan can take the form of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units, and performance awards.

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Stock Information
Annual Meeting Information
Voting Procedures
Appointment of Proxy Holders
Our Board asks you to appoint our independent Board Chair, Dana J. Dykhouse, and our CEO, Robert C. Rowe, as your proxy holders to vote your shares at the annual meeting. You make this appointment by voting the proxy card provided to you or by using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you sign and date your proxy card, but do not provide direction, they will vote your shares as recommended by our Board.
We are not aware of any matters to be brought before the annual meeting other than the matters described in the notice of annual meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies that have been properly executed, and if any matters not set forth in the notice of annual meeting are properly brought before the meeting, such persons will use their best judgment to vote on such matters.
Record Date and Voting
All shareholders of record as of the close of business on the record date, February 28, 2022, are entitled to receive notice of and to vote, online or by proxy, at the virtual annual meeting or any postponement or adjournment of the annual meeting. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote per share upon each matter presented at the annual meeting. The company does not have any other outstanding class of voting stock. Shareholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

:
Voting on the Internet. You may vote by proxy on the internet up until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. The website for internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials.

)
Voting by Telephone. You may vote by proxy by telephone up until 11:59 p.m. Eastern Daylight Time the day before the annual meeting by using the toll-free number listed on your proxy card or voting instruction form. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

+
Voting by Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the annual meeting to allow sufficient time for processing.

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?
Voting online during the Virtual Annual Meeting. If you attend the virtual annual meeting and wish to vote online during the meeting, you will need the 16-digit control number that can be found on your Annual Meeting Notice.

✗
Revoking Your Proxy or Your Voting Instructions to Your Proxy Holders. If you are a record holder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by again voting by one of the methods described above or by attending the annual meeting and voting online during the meeting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, prior to the vote at the annual meeting. If your shares are held in street name, you must contact your broker, bank, or other nominee to revoke your proxy.

Quorum
At the close of business on the record date, there were 54,132,943 shares of NorthWestern Corporation common stock outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.
A quorum, which is a majority of the outstanding shares as of the record date, is necessary to hold a valid annual meeting. A quorum will be present at the annual meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present online at the virtual meeting or represented by proxy. Abstentions and broker non-votes are included for determining whether a quorum is present. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.
Broker Non-Votes
Under Nasdaq rules, certain shareholder nominees (such as brokers) have the discretion to vote shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when they do not receive voting instructions from the beneficial owner. They do not have authority to vote on non-routine matters (such as the election of directors and the advisory vote to approve named executive officer compensation) unless they receive instruction from the beneficial owner.
A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, and are not counted to determine the number of votes present for the particular proposal.
Under Nasdaq rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares on Proposal 2 — Ratification of Independent Registered Public Accounting Firm even if the broker does not receive voting instructions from you. Without your instructions, the broker is not entitled to vote your shares on Proposal 1 — Election of Directors, or Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation. We encourage you to provide instructions to your broker, bank, or other nominee. This ensures your shares will be voted at the annual meeting.
Required Vote and Method of Counting
The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table on the following page. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm, and “FOR” the advisory vote to approve named executive officer compensation and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

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Annual Meeting Information

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: Election of Directors	FOR election of each director nominee
If a quorum exists, the nominees with the most “FOR” votes are elected.

If a Nominee receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the Nominee must submit resignation for consideration by the Governance Committee and final Board decision.
			No effect	No effect
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.	Vote against	Not applicable; broker may vote shares without instruction
Proposal 3: Advisory “Say-on-Pay” Vote to Approve Executive Compensation	FOR
If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
			Vote against	No effect
Method and Cost of Soliciting and Tabulating Votes
The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our virtual annual meeting. NorthWestern will pay the cost of the solicitation, which will be made primarily by the use of mail and the internet. Proxies also may be solicited in person or by telephone, facsimile, or similar means by our directors, officers, or employees without additional compensation.
We will, on request, reimburse shareholders who are brokers, banks, or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record. Broadridge Financial Solutions, Inc., will be the proxy tabulator, and a representative from NorthWestern will act as the Inspector of Election.
Electronic Access to Proxy Statement and Annual Report
The proxy statement, annual report, voting card, and voting instructions are available on the internet at www.proxyvote.com where you can also cast your vote and request to receive future proxy materials in printed form by mail or electronically by email. These materials will be available for one year following the annual meeting. You will need the control number provided on your notice to access the electronic materials.
General Information
Attending the Annual Meeting Virtually
The annual meeting will be held at www.virtualshareholdermeeting.com/NWE2022. Only shareholders of record or their legal proxy holders as of the record date and our invited guests may participate in the virtual annual meeting. If you wish to attend the virtual annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to have the 16-digit control number that can be found on your notice.
A webcast of the Annual Meeting will be available on our website at NorthWesternEnergy.com under About Us / Investors / Presentations, Webcasts & Reports through April 29, 2023.

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Annual Meeting Information

Householding; Receipt of Multiple Notices
Under the rules of the SEC, a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain shareholders who shared a single address, only one annual report and proxy statement were sent to that address unless any shareholder at that address requested that multiple sets of documents be sent. However, if any shareholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2022 or in the future, he or she may call (800) 542-1061 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and the company will deliver promptly upon such written or oral request a separate Notice of Internet Availability of Proxy Materials or annual report or proxy statement. Shareholders sharing an address who wish to receive a single set of reports may do so by contacting their banks, brokers, or other nominees, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.
Available Information
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are available through a website maintained by a third-party and accessible through our company website at NorthWesternEnergy.com under About Us /Investors / Financials / SEC Filings. Our public filings also are available to the public from document retrieval services and the website maintained by the SEC at www.sec.gov.
Future Shareholder Proposals
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in the proxy statement for our annual meeting to be held in 2023, shareholder proposals submitted under Exchange Act Rule 14a-8 must be received by the corporate secretary of NorthWestern Corporation not later than November 7, 2022. Such proposal must comply with all applicable SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the company’s proxy statement.
Other Shareholder Proposals for Presentation at the 2023 Annual Shareholders’ Meeting. For nominations of persons for election as a director or for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2023 Annual Shareholders’ Meeting, the company’s bylaws require that timely notice must be given to the corporate secretary. To be timely, the notice must be received by the corporate secretary of NorthWestern Corporation between December 30, 2022 and January 29, 2023.
Universal Proxy Card. To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies of director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 28, 2023.
Shareholder proposals should be delivered or mailed to and received by the Company at its principal executive offices in accordance with the dates set forth above and addressed to:
Corporate Secretary
NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:
(1)     as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, and business and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person, (d) any other information relating to the person that would be

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Annual Meeting Information

required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (Exchange Act) and the rules and regulations promulgated thereunder, and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
(2)     as to any other business that the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the bylaws of the company, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest of such shareholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and
(3)     as to the shareholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and record address of such shareholder and any such beneficial owner, (b) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such shareholder and beneficial owner, (c) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (e) a representation of whether such shareholder or any such beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder with respect to an annual meeting if the shareholder has notified the company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the company to solicit proxies for such annual meeting. The company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the company.
Assistance
If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Travis Meyer Director Corporate Finance and Investor Relations Officer (605) 978-2945	or	Emily Folsom Assistant Corporate Secretary (605) 978-2871
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

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Annual Meeting Information

Proxy Statement Glossary
The list below defines the various terms, abbreviations, and acronyms used in this proxy statement.

AGA	American Gas Association
Board	Board of Directors of NorthWestern Corporation
CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
COBRA	Consolidated Omnibus Budget Reconciliation Act
Code of Conduct	Code of Conduct and Ethics
Company	NorthWestern Corporation d/b/a NorthWestern Energy
Compensation Committee	Human Resources Committee
Deloitte	Deloitte & Touche LLP
Director Deferred Plan	NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors
Equity Compensation Plan or Plan	NorthWestern Corporation Amended and Restated Equity Compensation Plan
(f/k/a NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan), effective May 1, 2021, and approved by shareholders on April 22, 2021
EPS	Earnings per share
ERM	Enterprise Risk Management and Business Continuity Programs
ERRP	Executive Retention / Retirement Program
ESG	Environmental, social, and governance
Exchange Act	Securities and Exchange Act of 1934, as amended
Executive Officer	The Named Executive Officers and other executives responsible for company policy, strategy and operations. For 2021, there were nine executive officers serving on our executive team.
GAAP	Generally accepted accounting principles
Governance Committee	Nominating and Governance Committee
Key Employee Severance Plan	NorthWestern Corporation Key Employee Severance Plan, effective Oct. 19, 2016
LTIP	Long-Term Incentive Program
NACD	National Association of Corporate Directors
Named Executive Officer
Anyone who served as CEO or CFO during 2021, and the three other most highly compensated individuals, other than the CEO and CFO, who were serving as executive officers at the end of 2021. Our named executive officers for 2021 are identified in the Compensation Discussion and Analysis section of this proxy statement.

Nasdaq	The Nasdaq Stock Market LLC
NorthWestern, our, us, or we	NorthWestern Corporation d/b/a NorthWestern Energy
NYSE	New York Stock Exchange
Officer Deferred Plan	NorthWestern Corporation 2009 Officer Deferred Compensation Plan
OSHA	Occupational Safety and Health Administration
Our	NorthWestern Corporation d/b/a NorthWestern Energy
PCAOB	Public Company Accounting Oversight Board
Record Date	February 28, 2022
ROAE	Return on average equity
SAIDI	System Average Interruption Duration Index
SEC	Securities and Exchange Commission
TSR	Total shareholder return

NorthWestern Energy | Proxy Statement | Page 70

Montana Operational Support Office 11 East Park Street Butte, Montana 59701 (406) 497-1000	South Dakota / Nebraska Operational Support Office 600 Market Street West Huron, South Dakota 57350 (605) 353-7478	Corporate Support Office 3010 West 69th Street Sioux Falls, South Dakota 57108 (605) 978-2900

Connect With Us:

NorthWestern Energy.com

VOTING CARD
[Front Side]

NORTHWESTERN CORPORATION 3010 W. 69TH STREET SIOUX FALLS, SD 57108
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NWE2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	For All	Withhold All	For All Except	To withold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following nominees:	☐	☐	☐
Vote on Directors 1. Election of Directors Nominees:
01) Anthony T. Clark 02) Dana J. Dykhouse 03) Jan R. Horsfall 04) Britt E. Ide	05) Linda G. Sullivan 06) Robert C. Rowe 07) Mahvash Yazdi 08) Jeffrey W. Yingling
Vote on Proposals					For	Against	Abstain
The Board of Directors recommends that you vote FOR Proposal 2:
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2022.					☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 3:
3. Advisory vote to approve named executive officer compensation.					☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 4:
4. Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.					☐	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date
VOTING CARD
[Back Side]

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

NORTHWESTERN CORPORATION
3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON April 29, 2022

The undersigned hereby appoints Dana J. Dykhouse and Robert C. Rowe, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2022 Annual Meeting of Shareholders of NORTHWESTERN CORPORATION to be held virtually at www.virtualshareholdermeeting.com/NWE2022 on Friday, April 29, 2022, at 10:00 a.m. Mountain Daylight Time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1; “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2; AND “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION IN ITEM 3.

Continued and to be signed on the reverse side